As filed with the Securities and Exchange Commission on January 29, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Endeavour International Corporation*

(Exact Name of Registrant as Specified in its Charter)

Nevada	1311	88-0448389
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

811 Main Street, Suite 2100

Houston, TX 77002

(713) 307-8700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William L. Transier

811 Main Street, Suite 2100

Houston, TX 77002

(713) 307-8700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

T. Mark Kelly

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

First City Tower

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Amount of Registration Fee(1)
12% First Priority Notes due 2018	$404,000,000	$55,106
Guarantees of 12% First Priority Notes due 2018(2)		None(3)
12% Second Priority Notes due 2018	$150,000,000	$20,460
Guarantees of 12% Second Priority Notes due 2018(2)		None(3)

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2)	No separate consideration was received for the Guarantees. All of the subsidiaries of Endeavour International Corporation listed below in the Table of Additional Registrant Guarantors have guaranteed the notes being registered.
(3)	Pursuant to Rule 457(n) of the Securities Act of 1933, no registration fee is required for the Guarantees.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS*

The following are co-registrants that guarantee the debt securities:

Exact Name of Registrant Guarantors(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Endeavour Operating Corporation	Delaware	20-0796552
Endeavour Energy New Ventures Inc.	Delaware	20-2057563
END Management Company	Delaware	20-2057578

(1)	The address for the Registrant Guarantors is 811 Main Street, Suite 2100, Houston, Texas 77002, and the telephone number for the Registrant Guarantors is (713) 307-8700. The Primary Industrial Classification Code for the Registrant Guarantors is 1311.

The information in this prospectus may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 29, 2013

PRELIMINARY PROSPECTUS

Endeavour International Corporation

Offers to Exchange

Up to $404,000,000 of

12% First Priority Notes due 2018

That Have Not Been Registered Under

The Securities Act of 1933

for

Up to $404,000,000 of

12% First Priority Notes due 2018

That Have Been Registered Under

The Securities Act of 1933

and

Up to $150,000,000 of

12% Second Priority Notes due 2018

That Have Not Been Registered Under

The Securities Act of 1933

for

Up to $150,000,000 of

12% Second Priority Notes due 2018

That Have Been Registered Under

The Securities Act of 1933

Terms of the New Notes Offered in the Exchange Offers:

•

The terms of the new first priority notes are identical to the terms of the old first priority notes that were issued on February 23, 2012 and October 15, 2012, except that the new first priority notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

•

The terms of the new second priority notes are identical to the terms of the old second priority notes that were issued on February 23, 2012, except that the new second priority notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest

Terms of the Exchange Offers:

•

We are offering to exchange (a) up to $404,000,000 of our old first priority notes for new first priority notes with materially identical terms that have been registered under the Securities Act of 1933 and are freely tradable and (b) up to $150,000,000 of our old second priority notes for new second priority notes with materially identical terms that have been registered under the Securities Act of 1933 and are freely tradable.

•	We will exchange all old notes that you validly tender and do not validly withdraw before the applicable exchange offer expires for an equal principal amount of new notes of the relevant tranche.

•	Each exchange offer expires at 11:59 p.m., New York City time, on , unless extended.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the applicable exchange offer.

•	The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes.

You should carefully consider the risks set forth under “Risk Factors” beginning on page 11 of this prospectus for a discussion of factors you should consider before participating in the exchange offers.

Each broker-dealer that receives new notes for its own account pursuant to the applicable exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes of the relevant tranche where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Please read “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”). In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus or in the documents incorporated by reference herein, is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

In this prospectus, whenever we use the terms “we,” “us,” “Endeavour” or “Endeavour International Corporation,” we are referring either to (1) Endeavour International Corporation, the corporation itself, or (2) Endeavour International Corporation and our operating subsidiaries collectively, as the context requires. Whenever we use the term the “Issuer,” we are referring to Endeavour International Corporation, issuer of the notes, excluding any of its subsidiaries.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Endeavour International Corporation, 811 Main Street, Suite 2100, Houston, Texas 77002 (Telephone (713) 307-)8700. To obtain timely delivery of any requested information, holders of old notes must make any request no later than five business days prior to the expiration of the applicable exchange offer.

i

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, we file annual, quarterly and current reports and other information with the SEC (File No. 001-32212) pursuant to the Exchange Act. You may read and copy any documents that are filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

Our filings are also available to the public through the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Proxy Statement for our 2012 Annual Meeting of Stockholders;

•	our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012, and September 30, 2012; and

•

our Current Reports on Form 8-K and Form 8-K/A filed on January 20, 2012, February 1, 2012 (two reports), February 17, 2012, February 29, 2012, April 13, 2012, April 18, 2012, May 25, 2012, May 29, 2012, May 30, 2012, June 6, 2012, June 8, 2012, June 13, 2012, June 18, 2012, June 25, 2012, August 2, 2012, September 19, 2012, October 3, 2012, October 5, 2012, October 10, 2012, October 15, 2012, October 30, 2012, November 1, 2012, November 2, 2012, November 6, 2012, November 29, 2012, December 3, 2012, December 4, 2012, December 17, 2012, January 11, 2013, January 15, 2013 (two reports), January 24, 2013 (two reports) and January 29, 2013 (two reports) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

These reports contain important information about us, our financial condition and our results of operations.

All future documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the registration statement of which this prospectus is a part and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities (including all documents we may file with the SEC after the date the registration statement that contains this prospectus was filed with the SEC and prior to its effectiveness) shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

Endeavour International Corporation

811 Main Street, Suite 2100

Houston, Texas 77002

(713) 307-8700

Attention: Corporate Secretary

We also maintain a website at www.endeavourcorp.com. However, the information on, or accessible through, our website is not part of, and is not incorporated by reference in, this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed or incorporated by reference in this prospectus are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. In particular, this report contains forward-looking statement pertaining to the following:

•	our future financial position;

•	our business strategy;

•	recent and pending acquisitions;

•	budgets;

•	projected costs, savings and plans;

•	objectives of management for future operations;

•	legal strategies; and

•	legal proceedings.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties, which may not be exhaustive, relate to, among other matters, the following:

•	discovery, estimation, development and replacement of oil and gas reserves;

•	decreases in proved reserves due to technical or economic factors;

•	drilling of wells and other planned exploitation activities;

•	timing and amount of future production of oil and gas;

•	the volatility of oil and gas prices;

•	availability and terms of capital;

•	operating costs such as lease operating expenses, administrative costs and other expenses;

•	our future operating or financial results;

•	amount, nature and timing of capital expenditures, including future development costs;

•	cash flow and anticipated liquidity;

•	availability of drilling and production equipment;

•	uncertainties related to drilling and production operations in a new region;

•	cost and access to natural gas gathering, treatment and pipeline facilities;

•	outcome of legal disputes;

•	environmental hazards, such as natural gas leaks, oil spills and discharges of toxic gases;

•	business strategy and the availability of acquisition opportunities; and

•	factors not known to us at this time.

Any of these factors, or a combination of these factors, could materially affect our future financial condition or results of operations and the ultimate accuracy of the forward-looking statements. The forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including those mentioned in “Risk Factors” beginning on page 11 of this offering circular and in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012, and September 30, 2012. These forward-looking statements speak only as of the date of this offering circular, or, if earlier, as of the date they were made. Except as required by law, we undertake no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PROSPECTUS SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus and the information incorporated by reference in this prospectus for a more complete understanding of our business and terms of the notes, as well as the tax and other considerations that are important to you, before making an investment decision. You should pay special attention to the “Risk Factors” section beginning on page 11 of this prospectus and the risk factors described under the heading “Risk Factors” included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2011and in Item 1A of Part II of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012, and September 30, 2012, each of which is incorporated by reference in this prospectus.

In this prospectus, we refer to the notes to be issued in the exchange offers as the “new notes” and the notes issued on February 23, 2012 and October 15, 2012 as the “old notes.” We refer to the new notes and the old notes collectively as the “notes.”

Endeavour International Corporation

Endeavour International Corporation is an independent oil and gas company engaged in the production, exploration, development and acquisition of crude oil and natural gas in the North Sea and the U.S.

Our principal executive offices are located at 811 Main Street, Suite 2100, Houston, Texas 77002. Our common stock is listed on the NYSE under the symbol “END” and on the London Stock Exchange under the symbol “ENDV.” We maintain a web site at www.endeavourcorp.com. However, the information on, or accessible through, our website is not part of this prospectus, and you should rely only on the information contained in this prospectus and in the documents incorporated herein by reference when making a decision as to whether to buy our common stock offered by this prospectus.

Principal Executive Offices

Our principal executive offices are located at 811 Main Street, Suite 2100, Houston, Texas 77002, and our telephone number is (713) 307-8700. We maintain a website at www.endeavourcorp.com. However, except for information specifically incorporated by reference into this prospectus that may be accessed from our website, the information on our website is not part of this prospectus, and you should rely only on information contained or incorporated by reference in this prospectus when making a decision as to whether or not to tender your notes.

THE EXCHANGE OFFERS

On February 23, 2012 and October 15, 2012, we completed private offerings of the old notes. We entered into registration rights agreements with the initial purchasers in the private offerings pursuant to which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to complete the exchange offers on or before February 18, 2013.

Old Notes	On February 23, 2012, we completed a private placement of $350 million aggregate principal amount of 12% First Priority Notes due 2018 and $150 million aggregate principal amount of 12% Second Priority Notes due 2018.

On October 15, 2012, we completed a private placement of an additional $54 million aggregate principal amount of 12% First Priority Notes due 2018.

New Notes	12% First Priority Notes due 2018 and 12% Second Priority Notes due 2018. The terms of the new notes are identical to the terms of the old notes of the relevant tranche, except that the new notes are registered under the Securities Act of 1933 (the “Securities Act”), and will not have restrictions on transfer, registration rights or provisions for additional interest.

Exchange Offers	We are offering to exchange new notes for old notes of the relevant tranche. Each exchange offer is independent of the other, and we may elect to extend one without extending the other

Expiration Date	The exchange offers will expire at 11:59 p.m., New York City time, on , , unless we decide to extend them.

Condition to the Exchange Offer	The registration rights agreements do not require us to accept old notes for exchange if the applicable exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission. The exchange offers are not conditioned on a minimum aggregate principal amount of old notes being tendered. Please read “Exchange Offers—Conditions to the Exchange Offers” for more information about the conditions to the exchange offers.

Procedures for Tendering Old Notes	To participate in the applicable exchange offer, you must follow the procedures established by The Depository Trust Company (“DTC”) for tendering notes held in book-entry form. These procedures for using DTC’s Automated Tender Offer Program (“ATOP”) require that (i) the exchange agent receive, prior to the expiration date of the applicable exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program, and (ii) DTC confirms that:

•	DTC has received your instructions to exchange your notes; and

•	you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offers—Terms of the Exchange Offers,” “—Procedures for Tendering,” and “Description of Notes—Book-Entry, Delivery and Form.”

Guaranteed Delivery Procedures	None

Withdrawal of Tenders	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 11:59 p.m., New York City time, on the expiration date of the applicable exchange offer. Please refer to the section in this prospectus entitled “Exchange Offers—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the applicable exchange offer before 11:59 p.m., New York City time, on the expiration date. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of the old notes of the relevant tranche for exchange. Please refer to the section in this prospectus entitled “Exchange Offers—Terms of the Exchange Offers.”

Fees and Expenses	We will bear expenses related to the exchange offers. Please refer to the section in this prospectus entitled “Exchange Offers—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making these exchange offers solely to satisfy our obligations under the registration rights agreements.

Consequences of Failure to Exchange Old Notes	If you do not exchange your old notes in the applicable exchange offer, you will no longer be able to require us to register the old notes under the Securities Act, except in limited circumstances provided under the registration rights agreements. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Considerations	The exchange of old notes for new notes of the relevant tranche in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain United States Federal Income Tax Considerations.”

Exchange Agent	We have appointed Wells Fargo Bank, National Association as exchange agent for each exchange offer. You should direct questions and requests for assistance, as well as requests for additional copies of this prospectus or the letter of transmittal, to the exchange agent addressed as follows: Wells Fargo Bank, National Association, Corporate Trust Operations, MAC N9303-121, Sixth & Marquette Avenue, Minneapolis, MN 55479. Eligible institutions may make requests by facsimile at (612) 667-6282 and may confirm facsimile delivery by calling (800) 344-5128.

TERMS OF THE NEW NOTES

The new notes will be identical to the old notes of the relevant tranche, except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes of the relevant tranche, and the same indenture will govern the new notes and the old notes of the relevant tranche.

The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this document entitled “Description of Notes.”

Issuer	Endeavour International Corporation

Notes Offered	$404,000,000 aggregate principal amount of 12% First Priority Notes due 2018 (the “first priority notes”).

$150,000,000 aggregate principal amount of 12% Second Priority Notes due 2018 (the “second priority notes” and, together with the first priority notes, the “notes”).

Maturity Date	First Priority Notes: March 1, 2018.

Second Priority Notes: June 1, 2018.

Interest	12% per annum. Interest on the new notes will accrue from the latest date on which interest was paid on the old notes of the same tranche.

Interest Payment Dates	We will pay interest on the notes of each series semiannually in arrears on March 1 and September 1 of each year, with the next payment being due on March 1, 2013.

In addition, we will make an interest payment on the second priority notes at final maturity.

Security	The obligations respecting the first priority notes and related guarantees, as applicable, are secured by first-priority liens on (1) 65% of the capital stock of Endeavour International Holding B.V. and all of our future first-tier foreign subsidiaries and (2) a subordinated revolving intercompany loan payable by Endeavor Energy UK Limited (“EEUK”) to Endeavour Operating Corporation (“EOC”) and all future intercompany indebtedness owing by any of our foreign subsidiaries to us or any of our domestic subsidiaries (collectively, the “collateral”).

The obligations under the second priority notes and related guarantees, as applicable, are secured by second priority liens on the same collateral.

Subsidiary Guarantees	The payment of the principal, premium, if any, and interest on the notes is jointly and severally guaranteed by certain of our existing domestic and certain of our future subsidiaries, whom we refer to as the “subsidiary guarantors.”

Ranking	The notes of each tranche are our senior obligations.

The new first priority notes, like the old first priority notes:

•	will rank equally in right of payment with all of our existing and future senior indebtedness;

•

will rank effectively junior in right of payment to all of our other existing and future indebtedness secured by property other than the collateral to the extent of the value of the property securing such indebtedness;

•	will rank senior in right of payment to all of our future subordinated indebtedness;

•	will rank effectively senior to the second priority notes and our unsecured indebtedness to the extent of the value of the collateral;

•

will be fully and unconditionally guaranteed, jointly and severally, by EOC on a senior first-priority secured basis (to the extent of the value of the collateral owned by EOC) and, subject to “Description of the Notes—Security—General,” on a senior unsecured basis by the other subsidiary guarantors; and

•

will be structurally junior to all existing and future indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries (other than indebtedness and other liabilities owed to us, if any).

The new second priority notes, like the old second priority notes:

•	will rank equally in right of payment with all of our existing and future senior indebtedness;

•

will rank effectively junior in right of payment to all of our existing and future indebtedness secured by property other than the collateral, to the extent of the value of the property securing such indebtedness;

•	will rank senior in right of payment to all of our future subordinated indebtedness;

•	will rank effectively junior to the first priority notes to the extent of the value of the collateral;

•

will be fully and unconditionally guaranteed, jointly and severally, by EOC on a senior second-priority secured basis (to the extent of the value of the collateral owned by EOC) and, subject to “Description of the Notes—Security—General,” on a senior unsecured basis by the other subsidiary guarantors; and

•

will be structurally junior to all existing and future indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries (other than indebtedness and other liabilities owed to us, if any).

Subsidiary Guarantees	Each guarantee of the new first priority notes by a subsidiary guarantor, like each guarantee of the old first priority notes by such subsidiary guarantor:

•	will be a general senior obligation of the subsidiary guarantor; provided that the guarantee from EOC will be secured by a first priority security interest in the collateral owned by EOC;

•	in the case of the guarantee from each subsidiary guarantor other than EOC, will not initially be secured;

•	will rank equally in right of payment with all of the existing and future senior indebtedness of the subsidiary guarantor, including its guarantees of our other senior indebtedness;

•

in the case of the guarantee from EOC, will rank effectively senior to all unsecured indebtedness of EOC and the guarantee from EOC of the second priority notes, in each case to the extent of the value of the collateral owned by EOC;

•

will rank effectively junior in right of payment to all existing and future indebtedness of the subsidiary guarantor that is secured by assets other than the collateral, to the extent of the value of the assets securing such indebtedness;

•	will rank senior in right of payment to any future subordinated indebtedness of the subsidiary guarantor; and

•

will be structurally junior to all existing and future indebtedness and other liabilities, including trade payables, of any subsidiary of the subsidiary guarantor that does not guarantee the first priority notes (other than indebtedness and other liabilities owed to us, if any)

Each guarantee of the new second priority notes by a subsidiary guarantor, like each guarantee of the old second priority notes by such subsidiary guarantor:

•	will be a general senior obligation of the subsidiary guarantor; provided that the guarantee from EOC will be secured by a second priority security interest in the collateral owned by EOC;

•	in the case of the guarantee from each subsidiary guarantor other than EOC, will not initially be secured;

•	will rank equally in right of payment with all of the existing and future senior indebtedness of the subsidiary guarantor, including its guarantees of our other senior indebtedness;

•

in the case of the guarantee from EOC, will rank effectively senior to all unsecured indebtedness of EOC, and effectively junior to the guarantee from EOC of the first priority notes, in each case to the extent of the value of the collateral owned by EOC;

•

will rank effectively junior in right of payment to all existing and future indebtedness of the subsidiary guarantor that is secured by assets other than the collateral, to the extent of the value of the assets securing such indebtedness;

•	will rank senior in right of payment to any future subordinated indebtedness of the subsidiary guarantor; and

•

will be structurally junior to all existing and future indebtedness and other liabilities, including trade payables, of any subsidiary of the subsidiary guarantor that does not guarantee the second priority notes (other than indebtedness and other liabilities owed to us, if any).

Intercreditor Agreement	The liens securing the second priority notes (and any additional second priority notes that we may issue in the future) are subordinated to those securing our obligations respecting the first priority notes (and any additional first priority notes that we may issue in the future) in accordance with the terms of the intercreditor agreement. Pursuant to the terms of the intercreditor agreement, the holders of the second priority notes have subordinated their payment rights in respect of the collateral to those of the holders of the first priority notes (and the holders of any additional first priority notes that we may issue in the future). The indentures governing the notes permit us, subject to certain limitations, to incur additional first priority notes that will be secured equally with the outstanding first priority notes, and to incur additional second priority notes that will be secured equally with the outstanding second priority notes. The amounts of any such additional future first priority notes and second priority notes may be significant. Please read “Risk Factors—Risks Related to an Investment in the Notes—The collateral securing EOC’s guarantee of the notes and, if we or any other subsidiary guarantors become pledgors in the future, our obligations under the notes and the obligations of the other subsidiary guarantors under their guarantees of the notes, may be diluted if we, EOC or the other subsidiary guarantors issue debt that is secured equally and ratably by the same collateral, if the collateral is sold or if the intercompany loan constituting collateral is repaid.” The terms of the intercreditor agreement are set forth under “Description of the Notes—Intercreditor Agreement.”

Optional Redemption	Beginning on March 1, 2015, we may redeem some or all of the first priority notes and, subject to certain limitations, the second priority notes, at the redemption prices listed under “Description of the Notes—Optional Redemption,” together with any accrued and unpaid interest on the notes to the date of redemption. Prior to March 1, 2015, we may redeem some or all of the first priority notes and, subject to certain limitations, the second priority notes, at a “makewhole” redemption price described under “Description of the Notes—Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

In addition, at any time prior to March 1, 2015, we may redeem up to 35% of the first priority notes and, subject to certain limitations, 35% of the second priority notes, from the proceeds of certain sales of our equity securities at 112.00% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the notes issued under the relevant indenture remains outstanding after such redemption and the redemption occurs within 180 days after the date of the closing of such equity offering. Please read “Description of the Notes—Optional Redemption.”

Change of Control	Upon the occurrence of a change of control (as described under “Description of the Notes—Repurchase at the Option of Holders—Change of Control”), we must offer to repurchase the notes at 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of repurchase.

Certain Covenants	We will issue each tranche of new notes under a separate indenture, which will be the same indenture for the relevant tranche of old notes. The indenture governing each tranche of notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•

pay distributions on, repurchase or redeem our capital stock or repurchase or redeem our subordinated debt or, in the case of the indenture governing the first priority notes, the second priority notes;

•	make investments;

•	incur or guarantee additional indebtedness or issue preferred stock;

•	create or incur certain liens;

•	sell assets;

•	consolidate, merge or transfer all or substantially all of our assets;

•	enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

•	engage in transactions with affiliates; and

•	create unrestricted subsidiaries.

These covenants are subject to important exceptions and qualifications that are described under “Description of Notes.”

If there is no continuing default under an indenture and the tranche of notes issued thereunder achieves an investment grade rating from both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, many of these covenants will be suspended with respect to that tranche.

No Transfer Restriction; Trading Market for the New Notes	The new notes generally will be freely transferable and after the exchange offers will trade together with the original notes of the relevant tranche. There can be no assurance as to the liquidity of any market for the notes.

We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Original Issue Discount	The notes of each tranche were issued with original issue discount for U.S. federal income tax purposes. As a result, in addition to the stated interest on the notes of each tranche, a U.S. holder (as defined in “Certain United States Federal Tax Consequences”) will be required to include such original issue discount in gross income as ordinary income as it accrues, in advance of the receipt of cash attributable to such income and regardless of such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Please read “Certain United States Federal Tax Consequences—Consequences to U.S. Holders—Original Issue Discount.”

Risk Factors	Investing in the new notes involves risks. Please read “Risk Factors” beginning on page 11 for a discussion of certain factors you should consider in evaluating an investment in the new notes.

RISK FACTORS

An investment in our notes involves risks. You should carefully consider all of the information contained in this prospectus and the documents incorporated by reference as provided under “Where You Can Find More Information,” including our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012, and September 30, 2012. This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below, elsewhere in this prospectus and in the documents incorporated by reference. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

Risks Related to an Investment in the New Notes

We may not be able to generate enough cash flow to meet our debt obligations.

We expect our earnings and cash flow to vary significantly from year to year due to the cyclical nature of our industry. As a result, the amount of debt that we can service in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and commitments, including the notes. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt, including the notes. Many of these factors, such as oil and natural gas prices, economic and financial conditions in our industry and the global economy or competitive initiatives of our competitors, are beyond our control.

If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•	refinancing or restructuring our debt;

•	selling assets;

•	reducing or delaying capital investments; or

•	seeking to raise additional capital.

However, we cannot assure you that undertaking alternative financing plans, if necessary, would allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the notes, or to obtain alternative financing, could materially and adversely affect our ability to make payments on the notes and our business, financial condition, results of operations and prospects.

We may not be able to repurchase the notes.

Under the terms of the indenture governing each tranche of the notes, you may require us to repurchase all or a portion of the notes if the proceeds from certain dispositions are not applied in a specific manner or in the event of a change in control as defined in the indenture governing the notes. The revolving credit facility, the 11.5% Convertible Bonds and the 5.5% Convertible Notes each contain a similar obligation to repurchase following a change of control. We may not have enough funds to pay the repurchase price on a purchase date. Other debt agreements to which we become a party may provide that our obligation to purchase the notes would be an event of default under such agreement. As a result, we may be restricted or prohibited from repurchasing the notes. If we are prohibited from repurchasing the notes, we could seek the consent of our then-existing lenders to repurchase the notes, or we could attempt to refinance the borrowings that contain such prohibition. There can be no assurance that we would be able to refinance our indebtedness or, if a refinancing were to occur, that the refinancing would be on terms favorable to us. If we are unable to obtain a consent or refinance the debt, we could not repurchase the new notes. Our failure to repurchase tendered notes of either tranche would constitute a default under the indenture governing the notes of that tranche and would likely also constitute a default under the terms of other indebtedness that we incur.

The term “change in control” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the notes upon a change in control would not necessarily afford holders of notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The change of control put right might not be enforceable.

The Chancery Court of Delaware has raised the possibility in a published decision that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors, which is similar to a right provided in the indenture governing the notes, might be unenforceable on public policy grounds. Although we are a Nevada corporation, a court applying Nevada law might treat this decision as persuasive.

Despite our and our subsidiaries’ current level of indebtedness, we may be able to incur substantially more indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing each tranche of the notes does not completely prohibit us or our subsidiaries from doing so. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future, some of which may be incurred by non-guarantor subsidiaries and some of which could constitute secured indebtedness with respect to assets that do not secure the notes, and which would have priority in any proceeds distributed in connection with any bankruptcy, liquidation, reorganization or similar proceeding to the extent derived from the collateral securing such debt. If we incur any additional indebtedness that ranks equally with the notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the holders of the notes and the related guarantees in any proceeds from sales of assets not pledged as security for the notes that is distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Your right to receive payments on the notes is effectively subordinated to the right of lenders who may have a security interest in our assets to the extent of the value of those assets.

Our obligations under the notes and the guarantors’ obligations under their guarantees of the notes are secured by only a portion of our assets, and our future secured debt, if any, may be secured by our other assets, which could include substantially all of our oil and natural gas properties and the ownership interests of substantially all of our subsidiaries. If we are declared bankrupt or insolvent, or if we default under such indebtedness, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders under such indebtedness could foreclose on the assets pledged as security for such indebtedness to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any guarantor in a transaction permitted under the terms of the indenture governing the notes, then such guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes are not secured by all of such assets or by the equity interests in all of our subsidiaries, it is possible that there would be no assets from which your claims could be satisfied other than those securing the notes and the guarantees, or that existing assets might be insufficient to satisfy your claims in full.

Claims of noteholders will be structurally subordinated to claims of creditors of any of our subsidiaries that do not guarantee the notes.

None of our existing foreign subsidiaries guarantee the notes. Subject to certain limitations, the indentures governing the notes permit us to form or acquire certain subsidiaries that are also not guarantors of the notes and permits our non-guarantor subsidiaries to acquire assets and incur indebtedness. Noteholders will not have any claim as creditors against any of our non-guarantor subsidiaries to the assets and earnings of those subsidiaries. The claims of the creditors of those subsidiaries, including their trade creditors, banks and other lenders, to assets not securing the notes and the guarantees would have priority over any of our claims or those of our other subsidiaries as equity holders of the non-guarantor subsidiaries. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any of the non-guarantor subsidiaries, creditors of those subsidiaries would be paid before any amounts would be distributed to us or to any of the guarantors as equity, and thus may not be available to satisfy our obligations under the notes and other claims against us or the guarantors.

Our ability to repay our debt, including the notes, is affected by the cash flow generated by our subsidiaries.

Our subsidiaries own all of our oil and gas properties and conduct all of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. None of our existing foreign subsidiaries guarantee our obligations under the notes. Unless they guarantee the notes, any of our future subsidiaries will not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the notes limits the ability of our restricted subsidiaries to incur consensual encumbrances or restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to waiver and certain qualifications and exceptions. In the event that we do not receive sufficient distributions from our subsidiaries, we may be unable to make required principal, premium, if any, and interest payments on our indebtedness, including the new notes.

The notes are secured only to the extent of the value of the assets that are granted as security for EOC’s guarantee of the notes, and there may be no additional collateral for the notes in the future. In addition, a portion of the collateral is an intercompany loan that is subordinated to existing and future secured debt; therefore, the value of such note may be reduced to the extent that we or our subsidiaries incur secured debt.

The collateral securing the notes and the guarantees is currently limited to 65% of the capital stock of Endeavour International Holding B.V. (which is owned by EOC) and a subordinated revolving intercompany loan payable by Endeavour Energy UK Limited (“EEUK”) to EOC. No appraisal of the value of the collateral has been made in connection with either the offering of the old notes or the exchange offers, and the fair market value of the collateral is subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, the timing and the manner of the sale, and the availability of buyers. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner, and the proceeds from any sale or liquidation of this collateral may not be sufficient to pay our obligations under the notes. In addition, the subordinated revolving intercompany loan comprising a portion of the collateral will be subordinated to existing and future secured indebtedness of EEUK on whatever terms the secured creditors of EEUK may require, and releases of collateral from the liens securing the guarantees are permitted under some circumstances. See “Description of the Notes—Security—Release of Collateral.” To the extent that we or our subsidiaries incur secured debt, the value of such note may be reduced. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only a senior unsecured, unsubordinated claim against our remaining assets.

None of our assets, and only a portion of our subsidiaries’ assets, secure EOC’s guarantee. The guarantees made by our other domestic subsidiaries are not secured. See “Description of the Notes—Security.” For example, the collateral does not include, among other things:

•	any of our real or personal property;

•	any of our subsidiaries’ real or personal property other than certain intercompany indebtedness and 65% of the stock of our first-tier foreign subsidiaries;

•	any stock of our domestic subsidiaries or foreign subsidiaries other than first-tier foreign subsidiaries; and

•	any deposit accounts and securities accounts.

The collateral securing our obligations under the notes and the guarantees is shared. If there is a default, the value of the collateral may not be sufficient to repay holders of the new notes.

EOC’s guarantee of our obligations under the first priority notes is secured by a first-priority lien on the collateral owned by EOC, and our obligations under the first priority notes and the guarantees by the other subsidiary guarantors of our obligations under the first priority notes may in the future be secured by a first-priority lien on additional collateral owned by us or such other subsidiary guarantors, as described under “Description of the Notes—Security.” Similarly, EOC’s guarantee of our obligations under the second priority notes is secured by a second-priority lien on the collateral owned by EOC, and our obligations under the second priority notes and the guarantees by the other subsidiary guarantors of our obligations under the second priority notes may in the future be secured by a second-priority lien on additional collateral owned by us or such other subsidiary guarantors, as described under “Description of the Notes—Security.” The relative priority of the liens on the collateral is governed by the intercreditor agreement. Accordingly, any proceeds received upon a realization by foreclosure or bankruptcy proceedings of the collateral will first be applied to the costs and expenses incurred with such realization and second equally and ratably to the first priority notes, before any amounts will be available to pay the holders of second priority notes. See “Description of the Notes—Security” and “Description of the Notes—Intercreditor Agreement.” In the case of certain sales of assets constituting collateral outside of foreclosure or bankruptcy proceedings, proceeds generated from such sales that are required under the indentures to be used to reduce indebtedness will be applied first to make an offer to repurchase first priority notes before being offered to repurchase any second priority notes. See “Description of the Notes—Repurchase at the Option of Holders—Asset Sales.”

To the extent that holders of other secured debt or third parties enjoy liens (including statutory liens) on the collateral, whether or not permitted by the indentures, such holders or third parties may have rights and remedies with respect to the collateral securing the notes and the guarantees that, if exercised, could reduce the proceeds available to satisfy the obligations under, the notes and the guarantees. As a result, if there is a default, the value of the collateral may not be sufficient to repay the holders of either the first priority notes or the second priority notes. Even if the collateral is sufficient to repay the first priority notes, it may not be sufficient to repay the second priority notes. Any claim for the difference between our obligations under the respective tranche of notes and the amount realized by holders of such notes from the sale of the collateral will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness, including trade payables.

The right of holders of second priority notes to exercise remedies with respect to the collateral is extremely limited, even during an event of default under the indenture governing the second priority notes.

If the first priority notes are outstanding, any actions that may be taken in respect of any of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, will be controlled and directed by holders of the first priority notes. See “Description of the Notes—Intercreditor Agreement.” In those circumstances, subject to limited exceptions, the second priority collateral agent, on behalf of itself, the second priority notes trustee and the holders of the second priority notes, will not have the ability to control or direct such actions, even if an event of default under the indenture governing the second priority notes has occurred or if the rights of the second priority notes trustee, the second priority collateral agent or the holders of the second priority notes are or may be adversely affected. The first priority collateral agent, the first priority notes trustee and the holders of the first priority notes are under no obligation to take into account the interests of the second priority notes trustee, the second priority collateral agent or the holders of the second priority notes when determining whether and how to exercise their rights with respect to the collateral, and their interests and rights may be significantly different from or adverse to those of the holders of the second priority notes. To the extent that collateral is released from the first priority liens, subject to certain conditions, the second priority liens securing the second priority notes and the guarantees related thereto will also automatically be released without any consent or notice to the second priority collateral agent, except that such release will not occur upon the release of collateral in connection with the full repayment of our obligations under the first priority notes. See “Description of the Notes—Intercreditor Agreement.” Subject to certain limitations, we may incur additional first priority notes that will share in the first priority liens on the collateral and to which the second priority liens securing the second priority notes obligations will be junior, and the amounts of such additional first priority notes may be significant. See “Description of the Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

The ability of the collateral agents to foreclose on the collateral securing the notes and related guarantees may be limited pursuant to bankruptcy laws.

The right of the collateral agent for each tranche of the notes, as a secured party under the Security Documents for the benefit of itself and the holders of the applicable notes, to foreclose upon and sell the collateral upon the occurrence of a payment default is likely to be significantly impaired by U.S. or foreign bankruptcy laws, including the automatic stay provision contained in Section 362 of the Bankruptcy Code.

Under federal bankruptcy laws, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, federal bankruptcy laws generally permit a debtor to continue to retain and use collateral even though that debtor is in default under the debt instruments so long as the secured creditor is afforded “adequate protection” of its interest in the collateral. Although the precise meaning of the term “adequate protection” may vary according to circumstances, it is intended in general to protect a secured creditor against any diminution in the value of the creditor’s interest in its collateral. Accordingly, the bankruptcy court may find that a secured creditor is “adequately protected” if, for example, the debtor makes certain cash payments or grants the creditor liens on additional or replacement collateral as security for any diminution in the value of the collateral occurring for any reason during the pendency of the bankruptcy case.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, we cannot predict whether or when the collateral agent could foreclose upon or sell the collateral or whether or to what extent holders of the applicable notes would be compensated for any delay in payment or loss of value of the collateral following the commencement, and during the pendency, of a bankruptcy case. Furthermore, if a bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the applicable tranche of notes, holders of such notes would hold “under-secured claims.” Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for

“under-secured claims” during a debtor’s bankruptcy case. In addition, the relevant collateral agent’s ability to foreclose on the collateral on behalf of the holders of the applicable notes may be subject to lack of perfection, the consent of third parties, prior liens and practical problems associated with the realization of the collateral agent’s security interest in the collateral.

The collateral securing EOC’s guarantee of the notes and, if we or any other subsidiary guarantors become pledgors in the future, our obligations under the notes and the obligations of the other subsidiary guarantors under their guarantees of the notes, may be diluted if we, EOC or the other subsidiary guarantors issue debt that is secured equally and ratably by the same collateral, if the collateral is sold or if the intercompany loan constituting collateral is repaid.

The collateral that secures EOC’s guarantee of the notes and, if we or any other subsidiary guarantors become pledgors in the future, our obligations under the notes and the obligations of the other subsidiary guarantors under their guarantees of the notes, may secure additional first priority notes or second priority notes and related guarantees that we incur in the future, subject to restrictions on our or the subsidiary guarantors’ ability to incur debt and liens under a potential future credit agreement and the indenture governing such notes. Further, we may incur future indebtedness that will be secured by substantial assets of ours that do not secure obligations respecting the notes. See “Description of the Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The indentures do not require that we maintain the current level of collateral or maintain a specific ratio of indebtedness to asset values. Any additional notes issued pursuant to the indentures and any related guarantees by the subsidiary guarantors will rank pari passu with the first priority notes or the second priority notes or the related guarantees, as applicable, and be entitled to the same rights and priority with respect to the collateral as the applicable tranche of notes. Thus, the issuance of additional notes pursuant to either indenture may have the effect of significantly diluting the ability of holders of the applicable tranche of notes to recover payment in full from the then existing pool of collateral. Subject to the limitations provided in the indenture, we and our subsidiaries may sell assets, including the collateral. In addition, the value of the intercompany loan constituting a portion of the collateral may be diminished by the amounts of any repayments of the same.

Rights of holders of the notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future that secures the notes or the guarantees of the notes.

We may acquire assets or investments in the future that would be required to be pledged as collateral securing the notes or the guarantees of the notes pursuant to the terms of the indenture. There can be no assurance that the trustees or the collateral agents will monitor, or that we will inform the trustees or the collateral agents of, the future acquisition of assets that would be required to be pledged as collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Neither the trustees nor the collateral agents have an obligation to monitor the acquisition of additional assets that are required to be pledged as collateral or the perfection of any security interest in such collateral. Such failure to perfect the security interest may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes against third parties with respect to such collateral.

Any future pledge of collateral in favor of the holders of the notes might be voidable in bankruptcy.

Any future pledge of collateral in favor of the holders of the notes, including pursuant to security documents delivered after the date of the indentures, might be voidable by the pledgor (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, under the Bankruptcy Code, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than what the holders of the notes would receive in a liquidation under Chapter 7 of the Bankruptcy Code if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that subsidiary guarantor, if, among other things, the subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

•	intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each subsidiary guarantee contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law or may eliminate the guarantor’s obligations or reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees.

Many of the covenants contained in each indenture will be suspended if the notes issued thereunder are rated investment grade by both Standard & Poor’s and Moody’s and no default has occurred and is continuing.

Many of the covenants in each indenture governing the notes will be suspended if the notes issued thereunder are rated investment grade by both Standard & Poor’s and Moody’s, provided at such time no default has occurred and is continuing under the indenture. The covenants restrict, among other things, our ability to pay distributions on our capital stock, incur debt and to enter into certain other transactions. However, suspension of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. Please read “Description of the Notes—Certain Covenants—Effectiveness of Covenants.”

Changes in our credit ratings may adversely affect the market price of the notes.

Market prices for the notes depend on a number of factors, including our credit ratings with major credit rating agencies. Credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. A negative change in our rating could have an adverse effect on the market price of the notes of either tranche. A security rating is not a recommendation to buy, sell or hold a security and may be subject to withdrawal at any time by the assigning ratings organization. Each rating should be evaluated independently of any other rating.

Subject to the provisions of the indentures, we are permitted to create unrestricted subsidiaries, which will generally not be subject to any of the covenants in the indentures, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

Once formed in accordance with the provisions of the indenture governing the notes, unrestricted subsidiaries will not be subject to the covenants under the indentures, and their assets will not be available as security for the notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes.

The notes of each series were issued with original issue discount for U.S. federal income tax purposes.

Because the stated redemption price at maturity of each series of the notes exceeded the issue price of that series by more than a statutorily defined de minimis amount, both series of the notes are treated as having been issued with original issue discount for U.S. federal income tax purposes. As a result, in addition to the stated interest on the notes, a U.S. holder (as defined in “Certain United States Federal Tax Consequences”) is required to include such original issue discount in gross income as ordinary income as it accrues, in advance of the receipt of cash attributable to such income and regardless of such U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the notes; and

•	that portion of the original issue discount (if any) that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing their notes, even if sufficient funds were available.

EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

At the closing of each offering of the old notes, we and the guarantors entered into registration rights agreements with the initial purchasers pursuant to which we and the guarantors agreed, for the benefit of the holders of each tranche of the old notes, at our cost, to do the following:

•	file an exchange offer registration statement with the SEC with respect to the exchange offers for the new notes, and

•	use commercially reasonable efforts to have each exchange offer completed on or before February 18, 2013.

Upon the SEC’s declaring the registration statement for the exchange offers effective, we agreed to offer the new notes in exchange for surrender of the old notes of the relevant tranche. We agreed to use commercially reasonable efforts to cause the registration statement for the exchange offers to be effective continuously, and to keep the exchange offers open for a period of not less than 20 business days.

For each old note surrendered to us pursuant to an exchange offer, the holder of such old note will receive a new note of the relevant tranche having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the surrendered old note. The registration rights agreements also provide an agreement to include in the prospectus for the exchange offers certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the applicable exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes of the relevant tranche received by such broker-dealer in the applicable exchange offer. We agreed to use commercially reasonable efforts to maintain the effectiveness of the registration statement for the exchange offers for these purposes for a period ending on the earlier of 180 days from the date on which the registration statement for the exchange offers is declared effective and the date on which the broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The preceding agreement is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the applicable exchange offer and the resale of new notes received in the applicable exchange offer by any broker-dealer who held old notes of the relevant tranche acquired for its own account as a result of market-making activities or other trading activities, other than old notes of the relevant tranche acquired directly from us or one of our affiliates.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offers would in general be freely tradable after the exchange offers without further registration under the Securities Act. However, any purchaser of old notes who is an “affiliate” of ours or who intends to participate in either exchange offer for the purpose of distributing the new notes of the relevant tranche:

•	will not be able to rely on the interpretation of the staff of the SEC,

•	will not be able to tender its old notes in the applicable exchange offer, and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of the old notes (other than certain specified holders) who desires to exchange old notes for new notes of the relevant tranche in the applicable exchange offer will be required to make the representations described below under “—Procedures for Tendering—Your Representations to Us.”

We further agreed to file with the SEC a shelf registration statement to register for public resale old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

•	the applicable exchange offer is not permitted by applicable law or SEC policy;

•	the applicable exchange offer is for any reason not consummated on or before February 18, 2013 and the old notes of the relevant tranche are not freely tradeable prior to that date; or

•	prior to February 18, 2013, any holder notifies us that:

•	the holder is prohibited by applicable law or SEC policy from participating in the applicable exchange offer;

•

the holder may not resell the new notes acquired in the applicable exchange offer to the public without delivering a prospectus, and the prospectus contained in the applicable exchange offer is not appropriate or available for such resales by such purchaser; or

•	the holder is a broker-dealer and holds old notes acquired directly from us or one of our affiliates that are not freely tradeable, and such holder cannot participate in the applicable exchange offer.

We have agreed to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC (or automatically become effective under the Securities Act) before a Registration Default (as defined below) occurs. We refer to the date the shelf registration statement is required to be filed as the “shelf filing deadline.” The shelf filing deadline shall be 20 business days after the later of (i) the date we receive notice of the above circumstances by any holder and (ii) the first to occur of (a) the date that we deliver the new notes to the registrar under the indenture of the new notes in the same aggregate principal amount as the aggregate principal amount of the old notes that were tendered by the holders of the old notes pursuant to an exchange offer and (b) February 18, 2013. We have also agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective from the date on which the shelf registration statement is declared effective by the SEC until the earlier of the first anniversary of the effective date of such shelf registration statement and such time as all notes covered by the shelf registration statement have been sold or are freely tradeable. We refer to this period as the “shelf effectiveness period.”

The registration rights agreements provide that, in the event (i) the applicable exchange offer is not consummated on or prior to February 18, 2013, (ii) the shelf registration statement, if required, is not declared effective (or does not automatically become effective) on or prior to the 180th calendar day following any shelf filing deadline, or (iii) any required shelf registration statement ceases to remain effective or becomes unusable in connection with resale for more than 30 calendar days (each such event referred to in clauses (i) through (iii) above, a “Registration Default”), the interest rate on the old notes of the relevant tranche will be increased by 0.25% for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per year with respect to each subsequent 90-day period, up to a maximum additional interest rate of 1.0% per year, until an Exchange Offer with respect to the applicable tranche of notes is completed or the shelf registration statement with respect to that tranche of notes becomes effective or is no longer required to be effective. All accrued additional interest will be paid by the Issuer and the Guarantors on the next scheduled interest payment date in the same manner as other interest is paid on the notes. Following the time that the notes are registered, the accrual of additional interest will cease.

Holders of the old notes will be required to make certain representations to us (as described in the registration rights agreements) in order to participate in the applicable exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement.

If we effect the exchange offers, we will be entitled to close each exchange offer 20 business days after its commencement as long as we have accepted all old notes validly tendered in accordance with the terms of the applicable exchange offer and no brokers or dealers continue to hold any old notes of the relevant tranche.

This summary of the material provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreements, copies of which are filed as an exhibit to the registration statement that includes this prospectus.

Except as set forth above, after consummation of each exchange offer, holders of old notes of the relevant tranche that are the subject of the applicable exchange offer will have no registration or exchange rights under the applicable registration rights agreement. Please read “—Consequences of Failure to Exchange.”

Terms of the Exchange Offers

Subject to the terms and conditions described in this prospectus and in the applicable letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 11:59 p.m., New York City time, on the expiration date. We will issue new notes of the relevant tranche in a principal amount equal to the principal amount of old notes surrendered in the applicable exchange offer. Old notes may be tendered only for new notes of the relevant tranche and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offers are not conditioned upon any minimum aggregate principal amount of old notes of either tranche being tendered for exchange.

As of the date of this prospectus, $404,000,000 in aggregate principal amount of the old first priority notes is outstanding and $150,000,000 in aggregate principal amount of the old second priority notes is outstanding. This prospectus and the letter of transmittals are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offers.

We intend to conduct the exchange offers in accordance with the provisions of the applicable registration rights agreements, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the applicable exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes of the relevant tranche and the applicable registration rights agreement.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the applicable registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the applicable exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offers. It is important that you read the section “—Fees and Expenses” for more details regarding fees and expenses incurred in connection with the applicable exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the applicable exchange offer.

Expiration Date

Each exchange offer will expire at 11:59 p.m., New York City time, on                    ,                    , unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which each exchange offer is open. We may extend such time for one exchange offer but not the other. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders at any time until the applicable exchange offer expires or terminates. During any such extensions, all old notes of the relevant tranche previously tendered will remain subject to the applicable exchange offer, and we may accept them for exchange.

In order to extend an exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the relevant tranche of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offers” have not been satisfied, we reserve the right, in our sole discretion, to:

•	delay accepting for exchange any old notes,

•	extend either exchange offer, or

•	terminate either exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreements, we also reserve the right to amend the terms of the exchange offers in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend either exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the old notes of the relevant tranche. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend either exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the applicable exchange offer period, if necessary, so that at least five business days remain in the applicable exchange offer period following notice of the material change.

Conditions to the Exchange Offers

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the applicable exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate either exchange offer as provided in this prospectus before accepting old notes of the relevant tranche for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offers,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the issuance of the new notes of the relevant tranche under the Securities Act.

We expressly reserve the right to amend or terminate each exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the applicable exchange offer specified above. We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes of the relevant tranche as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion prior to the expiration of the applicable exchange offer.

If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the applicable exchange offer.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures relating to the notes under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

Procedures for Tendering

In order to participate in the applicable exchange offer, you must properly tender your old notes of the relevant tranche to the exchange agent as described below. We will only issue new notes in exchange for old notes of the relevant tranche that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth in “Prospectus Summary—The Exchange Offers—Exchange Agent.”

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the old notes may be tendered using the Automated Tender Offer Program (“ATOP”) instituted by DTC. The exchange agent will establish an account with DTC for purposes of each of the exchange offers promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the applicable letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the notes.

Determinations Under the Exchange Offers

We will determine, in our sole discretion, all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes of the relevant tranche that we have accepted for exchange under the applicable exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur as soon as practicable after the expiration or termination of the applicable exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•

if you are a broker-dealer that will receive new notes for your own account in exchange for old notes of the relevant tranche, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 11:59 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the applicable exchange offer.

Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the applicable exchange offer. You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offers. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting and legal fees, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offers.

Consequences of Failure to Exchange

If you do not exchange new notes for your old notes of the relevant tranche under the applicable exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes of the relevant tranche. This carrying value is the aggregate principal amount of the old notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers.

Other

Participation in the exchange offers is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered old notes.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis. For purposes of computing the ratios of earnings to fixed charges, earnings consist of income (loss) from continuing operations before adjustment for equity income from equity method investees plus fixed charges, amortization of capitalized interest and distributed income from investees, and our share of pretax losses of investees for which charges arising from guarantees are included in fixed charges, each as accounted for under the equity method, less capitalized interest, preference security dividend requirements of consolidated subsidiaries, and the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of the sum of interest expensed and capitalized, plus amortized premiums, discounts and capitalized expenses related to indebtedness, an estimated interest component of rental expense, and preference security dividend requirements of consolidated subsidiaries.

	Endeavour International Corporation
	Year Ended December 31,					Nine Months Ended September 30, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	—	2.7x	—	2.3x	—	—

For the year ended December 31, 2007, 2009 and 2011 and the nine months ended September 30, 2012, our ratio coverage was less than 1:1. To achieve ratio coverage of 1:1, we would have needed additional earnings of $78.7 million, $50.4 million, $118.6 million and $143.3 million, respectively.

USE OF PROCEEDS

The exchange offers are intended to satisfy our obligations under the registration rights agreements. We will not receive any proceeds from the issuance of the new notes in the exchange offers. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes of the relevant tranche in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes of the relevant tranche, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes of the relevant tranche will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the terms “Company,” “us,” “our” or “we” refer only to Endeavour International Corporation and not to any of its subsidiaries.

The Company previously issued (i) the 12% first priority notes due 2018 (the “old first priority notes”) under an indenture (the “first priority indenture”) among itself, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “first priority trustee”) and (ii) the 12 % second priority notes due 2018 (the “old second priority notes” and together with the old first priority notes, the “old notes”) under an indenture (the “second priority indenture” and, together with the first priority indenture, the “indentures”) among itself, the Guarantors and Wilmington Trust, National Association, as trustee (“the second priority trustee” and, together with the first priority trustee, the “trustees”).

The Company will issue (i) the new 12% first priority notes due 2018 (the “new first priority notes”) under the first priority indenture and (ii) the new 12% second priority notes due 2018 (the “new second priority notes” and together with the new first priority notes, the “new notes”) under the second priority indenture. Wells Fargo Bank, National Association, serves as collateral agent with respect to the old and new first priority notes (in such capacity, the “first priority collateral agent”) and the old and new second priority notes (in such capacity, the “second priority collateral agent” and, together with the first priority collateral agent, the “collateral agents”). Unless the context indicates otherwise, references to the “notes” in this description are to the old notes and the new notes collectively. The terms of the notes include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939.

The following description is a summary of the material provisions of the indentures, the notes, the Security Documents and the Intercreditor Agreement. This summary is not complete and is subject to, and qualified by reference to, all of the provisions of the indentures, the notes, the Security Documents and the Intercreditor Agreement. We urge you to read the indentures, the notes, the Security Documents and the Intercreditor Agreement because they, and not this description, define your rights as holders of the notes. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indentures.

The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the applicable indenture.

If the exchange offers contemplated by this prospectus are consummated, holders of old notes who do not exchange those notes for new notes of the relevant tranche in the exchange offers will vote together with holders of new notes of the relevant tranche for all relevant purposes under the applicable indenture. In that regard, the indentures require that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under such indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the applicable indenture, any old notes that remain outstanding after the exchange offers will be aggregated with the new notes of the relevant tranche, and the holders of such old notes and the new notes of the relevant tranche will vote together as a single class for all such purposes under such indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the exchange offers are consummated, such percentages in aggregate principal amount of the old notes and the new notes of the relevant tranche then outstanding.

Brief Description of the New Notes and the Subsidiary Guarantees

The New Notes.

The new first priority notes, like the old first priority notes:

•	will be general senior obligations of the Company;

•	will rank equally in right of payment with all existing and future senior Indebtedness of the Company;

•

will rank effectively junior in right of payment to any Indebtedness of the Company secured by property other than the Collateral, to the extent of the value of the property securing such Indebtedness;

•	will rank senior in right of payment to any future subordinated Indebtedness of the Company;

•	will be effectively senior to the second priority notes and unsecured Indebtedness to the extent of the value of the Collateral;

•

will be fully and unconditionally guaranteed, jointly and severally, by Endeavor Operating Corporation (“EOC”) on a senior first-priority secured basis (to the extent of the value of the Collateral pledged by EOC) and, subject to “—Security—General,” on a senior unsecured basis by the Company’s other Domestic Subsidiaries, as described below under “—The Subsidiary Guarantees”; and

•	will rank effectively junior in right of payment to any Indebtedness or other liabilities (including trade payables) of the Company’s Subsidiaries that do not guarantee the notes.

The new second priority notes, like the old second priority notes:

•	will be general senior obligations of the Company;

•	will rank equally in right of payment with all existing and future senior Indebtedness of the Company;

•

will rank effectively junior in right of payment to any Indebtedness of the Company secured by property other than the Collateral, to the extent of the value of the property securing such Indebtedness;

•	will rank senior in right of payment to any future subordinated Indebtedness of the Company;

•	will be effectively junior to the first priority notes to the extent of the value of the Collateral;

•

will be fully and unconditionally guaranteed, jointly and severally, by EOC on a senior second-priority secured basis (to the extent of the value of the Collateral pledged by EOC) and on a senior unsecured basis by the Company’s other Domestic Subsidiaries, as described below under “—The Subsidiary Guarantees”; and

•	will rank effectively junior in right of payment to any Indebtedness or other liabilities (including trade payables) of the Company’s Subsidiaries that do not guarantee the notes.

The Subsidiary Guarantees. The notes are guaranteed by all of the Company’s existing Domestic Subsidiaries, except for Endeavour Energy North Sea L.P. and Endeavour Energy North Sea LLC, two immaterial subsidiaries organized in Delaware. Endeavour Energy UK Limited (“EEUK”), Endeavour North Sea Limited, Endeavour Energy Luxembourg S.a.r.l. and the Company’s other existing Foreign Subsidiaries do not guarantee the notes. See “Risk Factors—Risks Related to an Investment in the New Notes—Claims of noteholders will be structurally subordinated to claims of creditors of any of our subsidiaries that do not guarantee the notes.”

Each guarantee of the new first priority notes, like each existing guarantee of the old first priority notes:

•

will be a general senior obligation of the Guarantor, provided that the guarantee from EOC will be secured by a first-priority security interest in certain of its assets, as described below under “—Security”;

•	in the case of the guarantee from each Guarantor other than EOC, will not initially be secured;

•	will rank equally in right of payment with all existing and future senior Indebtedness of that Guarantor;

•

in the case of the guarantee from EOC, will rank effectively senior to all unsecured Indebtedness of EOC and the guarantee from EOC of the second priority notes, in each case to the extent of the value of the Collateral securing that guarantee;

•

will rank effectively junior in right of payment to any secured Indebtedness of that Guarantor secured by assets other than the Collateral, to the extent of the value of the assets securing such Indebtedness;

•	will rank senior in right of payment to any future subordinated Indebtedness of that Guarantor; and

•

will rank effectively junior in right of payment to any future Indebtedness or liabilities (including trade payables) of any Subsidiaries of that Guarantor that do not guarantee the first priority notes.

Each guarantee of the new second priority notes, like each existing guarantee of the old second priority notes:

•

will be a general senior obligation of the Guarantor, provided that the guarantee from EOC will be secured Period by a second-priority security interest in certain of its assets, as described below under “—Security”;

•	in the case of the guarantee from each Guarantor other than EOC, will not initially be secured;

•	will rank equally in right of payment with all existing and future senior Indebtedness of that Guarantor;

•

in the case of the guarantee from EOC, will rank effectively senior to all unsecured Indebtedness of EOC, and effectively junior to the guarantee from EOC of the first priority notes, in each case to the extent of the value of the Collateral securing that guarantee;

•

will rank effectively junior in right of payment to any secured Indebtedness of that Guarantor secured by assets other than the Collateral, to the extent of the value of the assets securing such Indebtedness;

•	will rank senior in right of payment to any future subordinated Indebtedness of that Guarantor; and

•

will rank effectively junior in right of payment to any future Indebtedness or liabilities (including trade payables) of any Subsidiaries of that Guarantor that do not guarantee the second priority notes.

The loan by EOC to EEUK of substantially all the net proceeds of the old notes issued on February 23, 2012 was made pursuant to a subordinated revolving intercompany loan agreement that is subject to a first priority security interest in favor of the collateral agents as described under “—Security” (the “EEUK Loan”), which may be subordinated to any third-party financing of EEUK on such terms as the lenders may require.

The indentures permit the Company and its Subsidiaries to incur additional Indebtedness, including additional Senior Debt that may be secured to the extent permitted by the indentures. In particular, the Company is permitted to issue additional first priority notes and additional second priority notes, as well as Senior Debt that may be secured by assets that do not constitute collateral for any notes and is therefore effectively senior to the notes to the extent of the value of such assets. Furthermore, Subsidiaries that are not guarantors of the notes may issue Indebtedness that will be structurally senior to the notes, and such Indebtedness may be substantial.

Restricted Subsidiaries of the Company (including any newly created or acquired Restricted Subsidiaries of the Company) are required to guarantee the notes only under the circumstances described below under the subheading “—Certain Covenants—Additional Subsidiary Guarantees.” In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiary, the non-guarantor Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Company.

Currently, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we may designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Subsidiaries that own any Collateral will at all times be required to be Restricted Subsidiaries. Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indentures and will not be required by the indentures to guarantee the notes.

Principal, Maturity and Interest

The Company has issued old first priority notes with an outstanding aggregate principal amount of $404 million and old second priority notes with an outstanding aggregate principal amount of $150 million. In addition to the new notes offered hereby, the Company may issue additional first priority notes and/or additional second priority notes under the applicable indenture from time to time after this offering. Any offering of additional notes would be subject to the covenants in the applicable indenture, including the covenants described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Certain Covenants—Liens.” Any additional notes issued under the first priority indenture or the second priority indenture, together with the notes, will be treated as a single class with the old first priority notes or the old second priority notes, as the case may be, for all purposes under the applicable indenture and the related Security Documents and the Intercreditor Agreement, including, without limitation, waivers, amendments, redemptions and offers to purchase.

The Company may issue notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The first priority notes will mature on March 1, 2018, and the second priority notes will mature on June 1, 2018.

Interest on the notes accrues at the rate of 12% per annum and is payable semi-annually in arrears on March 1 and September 1, with the next interest payment being due on March 1, 2013, and in the case of the second priority notes at final maturity, also. Interest on overdue principal and interest will accrue at a rate that is 1.0% higher than the then applicable interest rate on the notes. The Company will make each interest payment to the Holders of record on the immediately preceding February 15 and August 15, and in the case of the interest payment due on the final maturity date of the second priority notes, on the preceding May 15. Interest on the new notes will accrue from the date it was most recently paid.

Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium, if any, on that Holder’s notes in accordance with those instructions to an account in the United States. All other payments on the notes will be made at the office or agency of the paying agent and registrar within New York City (or, in the case of the second priority notes, within Wilmington, Delaware) unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

Each trustee is acting as paying agent and registrar with respect to the applicable notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar. The Company may change the paying agent or registrar without prior notice to the Holders, and the Company or any of its Domestic Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the applicable indenture. The applicable registrar or trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Company, the trustees or the registrars for any registration of transfer or exchange of notes, but Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

Currently, all of our existing Material Domestic Subsidiaries guarantee the notes. In the future, certain Restricted Subsidiaries of the Company will be required to guarantee the notes under the circumstances described under “—Certain Covenants—Additional Subsidiary Guarantees.” The Subsidiary Guarantees are full and unconditional and joint and several obligations of the Guarantors. The indentures limit the obligations of each Guarantor under its Subsidiary Guarantee as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. It is uncertain, however, whether such provision will be effective under applicable law to prevent a Subsidiary Guarantee from being voidable as a fraudulent conveyance. See “Risk Factors—Risks Related to an Investment in the New Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.” Currently, none of the Company’s Foreign Subsidiaries is a Guarantor.

A Guarantor may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists under the applicable indenture;

(2) either:

(a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale or other disposition is made (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) unconditionally assumes all the obligations of that Guarantor under the notes, the applicable indenture, its Subsidiary Guarantee and any Security Documents to which such Guarantor is a party pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the applicable trustee; or

(b) such transaction complies with the “Asset Sale” provisions of the applicable indenture;

(3) if applicable, the Successor Guarantor causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on any Collateral owned by or transferred to the Successor Guarantor;

(4) any Collateral owned by or transferred to the Successor Guarantor shall (a) continue to constitute Collateral under the indentures and the Security Documents, (b) be subject to a first-priority Lien in favor of the first priority collateral agent for the benefit of the Holders of the first priority notes and a second-priority Lien in favor of the second priority collateral agent for the benefit of the Holders of the second priority notes, and (c) not be subject to any Lien other than Liens securing the notes; and

(5) the property and assets of the Person which is merged or consolidated with or into the Successor Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Successor Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to a first-priority Lien in favor of the first priority collateral agent for the benefit of the Holders of the first priority notes and a second-priority Lien in favor of the second priority collateral agent for the benefit of the Holders of the second priority notes.

The Subsidiary Guarantee of a Guarantor will be released under each indenture:

(1) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with the “Asset Sale” provisions of the indenture and the Guarantor no longer qualifies as a Subsidiary as a result of such disposition;

(3) if such Guarantor is a Restricted Subsidiary and the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon legal defeasance of all notes outstanding under the indenture as described below under the caption “—Defeasance” or upon satisfaction and discharge of the applicable indenture;

(5) upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred or is continuing; or

(6)(a) if such Guarantor is a Domestic Subsidiary, at such time as such Guarantor ceases (i) to guarantee any other Indebtedness of the Company or any other Guarantor in excess of the De Minimis Guaranteed Amount and (ii) to be a Material Domestic Subsidiary; and (b) if such Guarantor is a Foreign Subsidiary, at such time as such Guarantor ceases to guarantee any other Indebtedness of the Company or any other Guarantor in excess of the De Minimis Guaranteed Amount.

See “—Repurchase at the Option of Holders—Asset Sales.”

Security

General

The first priority indenture provides that the First Priority Notes Obligations will be secured by a first-priority security interest granted to the first priority collateral agent in:

(1) 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of Endeavour International Holding B.V., and 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of any other First-Tier Foreign Subsidiaries that EOC may thereafter acquire;

(2) any promissory notes or other Indebtedness owed by any Foreign Subsidiary to EOC (including the EEUK Loan); and

(3) all proceeds of, income and other payments (including, without limitation, dividends and distributions received) now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing.

The second priority indenture provides that the Second Priority Notes Obligations will be secured by a second-priority security interest granted to the second priority collateral agent in the collateral described in clauses (1), (2) and (3) of the previous paragraph.

In addition, each of the first priority indenture and the second priority indenture provides that, if the Company or any Domestic Subsidiary acquires Capital Stock of any First-Tier Foreign Subsidiary or any

promissory notes or other Indebtedness owed by any Foreign Subsidiary to the Company or such Domestic Subsidiary, then the Company or such Domestic Subsidiary, as applicable, will grant a first-priority and second-priority security interest to the first priority collateral agent and second priority collateral agent, respectively, in (1) 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of such First-Tier Foreign Subsidiary, (2) such promissory notes or other Indebtedness and (c) all proceeds of, income and other payments (including, without limitation, dividends and distributions received) now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing.

The Company and its Subsidiaries may be able to issue from time to time additional first priority notes and second priority notes, which may be secured by Liens on the Collateral, subject to the priorities set forth in the Intercreditor Agreement. In connection with any enforcement action with respect to the Collateral or any insolvency or liquidation proceeding, all proceeds of the Collateral (after paying the fees and expenses of the collateral agents and any expenses of selling or otherwise foreclosing on the Collateral) will be applied first, pro rata to the repayment of the First Priority Notes Obligations, and second, pro rata to the repayment of the Second Priority Notes Obligations. The amount of such additional notes is limited by the covenants described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” Under certain circumstances, the amount of such additional notes could be significant.

Moreover, the indentures provide that, if the Company or any Subsidiary grants a Lien on any assets or properties of the Company or any Subsidiary, or any income on profits therefrom, or assigns or conveys any right to receive income therefrom, to secure any first priority notes or second priority notes, the Company or such Subsidiary must secure all the notes or its Subsidiary Guarantee, as the case may be, with such assets or properties on the same basis as the initial Collateral, subject to the priorities set forth in the Intercreditor Agreement.

See “—Intercreditor Agreement” below, which sets forth a summary of certain rights and obligations of the Holders of the first priority notes and other First Priority Notes Obligations, on the one hand, and the holders of the second priority notes and other Second Priority Notes Obligations, on the other hand, with respect to the Collateral. The relative priorities of the security interests in the Collateral for the benefit of the holders of the first priority notes and the second priority notes, respectively, and the circumstances and manner in which the Collateral may be disposed of or otherwise realized following an Event of Default are described below under “—Intercreditor Agreement.” See “—Risk Factors—Risks Related to an Investment in the New Notes—The right of holders of second priority notes to exercise remedies with respect to the collateral is extremely limited, even during an event of default under the indenture governing the second priority notes.”

Security Documents

EOC and, to the extent required to grant a Lien in certain of their assets as described under “—General” above, the Company and the other Domestic Subsidiaries have entered into Security Documents with each collateral agent establishing the terms of the security interests and Liens contemplated by the indentures. These security interests secure the payment and performance when due of all of the Obligations, as provided in the Security Documents, subject to the priorities set forth in the Intercreditor Agreement.

So long as no Event of Default shall have occurred and be continuing, and subject to the terms of the Security Documents, EOC and, to the extent applicable, the Company and the other Domestic Subsidiaries, are entitled to exercise any voting and other consensual rights pertaining to the Collateral, including receipt of all payments made on the EEUK Loan. Upon the occurrence and during the continuance of an Event of Default, subject to the provisions of the Intercreditor Agreement:

(1) all of the rights of EOC and, to the extent applicable, the Company and the other Domestic Subsidiaries, to exercise voting or other consensual rights with respect to the Collateral will cease, and all such right will become vested in the applicable collateral agents, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights;

(2) all of the rights of EOC and, to the extent applicable, the Company and the other Domestic Subsidiaries, to receive cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the collateral agents for application in accordance with the provisions of the applicable indenture and the priorities set forth in the Intercreditor Agreement; and

(3) the collateral agents may sell the Collateral or any part of the Collateral in accordance with the terms of the applicable Security Documents and the Intercreditor Agreement. The collateral agents, in accordance with the provisions of the applicable indenture and the Intercreditor Agreement, will distribute all funds distributed under the Security Documents and received by the collateral agents for the benefit of the Holders of the notes and any additional notes.

So long as both the first priority notes and the second priority notes are outstanding, the circumstances and manner in which the Collateral shall to the extent permitted by law be disposed of or otherwise realized following an Event of Default are described below under “—Intercreditor Agreement.”

The ability of a collateral agent to foreclose upon the Collateral is limited by applicable bankruptcy laws and by the terms of the Intercreditor Agreement. See “—Security—Certain Bankruptcy Limitations” and “—Intercreditor Agreement” below and “Risk Factors—Risks Related to an Investment in the New Notes—The ability of the collateral agents to foreclose on the collateral securing the guarantees may be limited pursuant to bankruptcy laws,” and “—The right of holders of second priority notes to exercise remedies with respect to the collateral is extremely limited, even during an event of default under the indenture governing the second priority notes.”

Release of Collateral

The first priority indenture provides that the Collateral securing the First Priority Notes Obligations will be released, subject to the provisions of the Intercreditor Agreement:

(1) in whole, upon the full and final payment and performance of all obligations under the first priority indenture, the first priority notes and the First Priority Security Documents;

(2) in the case of Capital Stock of a First-Tier Foreign Subsidiary, in connection with any sale or other disposition of all of the Capital Stock of that Subsidiary (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company in a transaction that is not prohibited by the first priority indenture, subject to compliance with the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(3) upon legal defeasance, covenant defeasance or satisfaction and discharge of the first priority notes as provided below under the captions “—Defeasance” and “—Satisfaction and Discharge;”

(4) as to any Collateral that constitutes all or substantially all of the Collateral, with the consent of the holders of 100% in principal amount of the first priority notes; or

(5) as to any Collateral other than Capital Stock of a First-Tier Foreign Subsidiary, in connection with any sale or other disposition of such Collateral to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company in a transaction that is not prohibited by the applicable indenture, subject to compliance with the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The second priority indenture provides that the Collateral securing the Second Priority Notes Obligations will be released, subject to the provisions of the Intercreditor Agreement:

(1) in whole, upon the full and final payment and performance of all obligations under the second priority indenture, the second priority notes and the Second Priority Security Documents;

(2) in the case of Capital Stock of a First-Tier Foreign Subsidiary, in connection with any sale or other disposition of all of the Capital Stock of that Subsidiary (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company in a transaction that is not prohibited by the second priority indenture, subject to compliance with the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(3) upon legal defeasance, covenant defeasance or satisfaction and discharge of the second priority notes as provided below under the captions “—Defeasance” and “—Satisfaction and Discharge”;

(4) as to any Collateral that constitutes all or substantially all of the Collateral, with the consent of the holders of 100% in principal amount of the second priority notes; or

(5) as to any Collateral other than Capital Stock of a First-Tier Foreign Subsidiary, in connection with any sale or other disposition of such Collateral to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company in a transaction that is not prohibited by the applicable indenture, subject to compliance with the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Sufficiency of Collateral

In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Obligations under the notes. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. In addition, there can be no assurance that the Collateral can be sold in a short period of time in an orderly manner. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. In addition, in the event of a bankruptcy, the ability of the collateral agents to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described herein.

Certain Bankruptcy Limitations

The right of the collateral agents to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Company, prior to a collateral agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a secured creditor such as a collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without prior bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and use its security even though the debtor is in default under the applicable debt instruments provided that the secured creditor is given adequate protection. The Intercreditor Agreement imposes significant limitations on the rights of the collateral agents in seeking any such bankruptcy court approval or adequate protection with respect to the Collateral. See “Intercreditor Agreements” and “Risk Factors—Risks Related to an Investment in the New Notes—The ability of the collateral agents to foreclose on the collateral securing the guarantees may be limited pursuant to bankruptcy laws.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in its security and may include cash payments or the granting of additional or replacement security, if and at such times as the court in its discretion determines, for any diminution in the value of such security as a result of the stay of any act by the secured creditor to repossess or dispose of such security or any use or sale of such security by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for any diminution in the value of such security if the value of such security exceeds the debt it secures.

In view of the broad equitable powers of a bankruptcy court and the restrictions on the rights of the collateral agents in the Intercreditor Agreement, it is impossible to predict how long payments under the notes or the guarantees could be delayed following commencement of a bankruptcy case involving the Company, whether or when the collateral agents could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection” or what the ultimate distribution to the Holders would be on account of their claims under the notes. Any disposition of the Collateral during a bankruptcy case would also require permission from the bankruptcy court and could potentially be made over the Holders’ objection. Furthermore, in the event a bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on the notes, the Holders would hold secured claims to the extent of the value of the Collateral to which the Holders are entitled, and unsecured claims with respect to such shortfall. The Bankruptcy Code only permits the payment and/or accrual of post-petition interest, costs and attorney’s fees and entitlement to “adequate protection” to a secured creditor during a debtor’s bankruptcy case to the extent the value of its security is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by such security.

In addition, the collateral agents’ ability to foreclose on the Collateral on behalf of Holders may be subject to lack of perfection, the consent of third parties, prior liens and practical problems associated with the realization of the collateral agents’ security interest in the Collateral.

Intercreditor Agreement

The first priority trustee, the first priority collateral agent, the second priority trustee and the second priority collateral agent are parties to an Intercreditor Agreement (as the same may be amended, supplemented or modified from time to time (together with any consent thereto executed by the Company or any Restricted Subsidiary), the “Intercreditor Agreement”).

Pursuant to the terms of the Intercreditor Agreement, the second priority collateral agent has agreed, on behalf of the holders of the Second Priority Notes Obligations, that the security interests created pursuant to the Second Priority Security Documents securing the Second Priority Notes Obligations are junior in priority, operation and effect to the security interests created pursuant to the First Priority Security Documents securing the First Priority Notes Obligations, notwithstanding any provisions of applicable law to the contrary, or the fact that the security interests in respect of the First Priority Notes Obligations are subordinated, voided, avoided, invalidated or lapsed.

Pursuant to the terms of the Intercreditor Agreement, prior to the Discharge of First Priority Notes Obligations, the first priority collateral agent, acting on behalf of the First Priority Secured Parties, will determine the time and method by which the security interests in the Collateral will be enforced and will have the sole and exclusive right to manage, perform and enforce the terms of the Security Documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, marshal, process, sell, lease, dispose of or liquidate such Collateral; provided that the second priority collateral agent may exercise any or all such rights and remedies after a period (the “Standstill Period”) of 180 days from the date of delivery of written notice to the first priority collateral agent stating that the existence of any event of default as defined under the second priority indenture has occurred and is continuing thereunder as a result of which the second priority notes issued thereunder have been accelerated and stating its intention to exercise its rights to take such actions only so long as (a) no First Priority Secured Party has commenced (or attempted to commence or given notice of its intent to commence) the exercise of any of its rights or remedies with respect to the Collateral or any material portion thereof and (b) no insolvency or liquidation proceeding involving the Company or any Guarantor has commenced (the occurrence of any event described in clause (a) or (b) being a “Reversion Event”). The second priority collateral agent will not be permitted to enforce the security interests in the Collateral even if an event of default under the second priority indenture has occurred and the second priority notes have been accelerated except (x) in any insolvency or liquidation proceeding, solely as necessary to file a proof of claim with respect to the Second Priority Notes Obligations, (y) as necessary to take any action (not adverse to the prior liens on the Collateral securing the First Priority Notes Obligations, or the rights of the first priority collateral agent or any First Priority Secured Party to exercise remedies in respect thereof) in order to prove, preserve, perfect or protect (but not enforce) its security interest and rights in, and the perfection and priority of its Lien on, the Collateral or to prove the validity and enforceability of the Second Priority Notes Obligations or (z) after termination of the Standstill Period (as long as no Reversion Event has occurred).

The second priority collateral agent, for itself and on behalf of each Second Priority Secured Party, has agreed pursuant to the Intercreditor Agreement that it will not (and thereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any insolvency or liquidation proceeding), the validity, perfection, priority or enforceability of a Lien securing any First Priority Notes Obligations held (or purported to be held) by or on behalf of the first priority collateral agent or any of the First Priority Secured Parties or any agent or trustee therefor in any Collateral. The first priority collateral agent, for itself and on behalf of each First Priority Secured Party, will agree pursuant to the Intercreditor Agreement that it will not (and thereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any insolvency or liquidation proceeding), the validity, perfection, priority or enforceability of a Lien securing any Second Priority Notes Obligations held (or purported to be held) by or on behalf of the second priority collateral agent or any of the Second Priority Secured Parties or any agent or trustee therefor in any Collateral.

In addition, the Security Documents provide that, prior to the Discharge of First Priority Notes Obligations, the first priority collateral agent may take actions with respect to the Collateral (including the release of Collateral and the manner of realization (subject to the provisions described under “—Release of Collateral”)) without the consent of the second priority collateral agent or other Second Priority Secured Parties.

The Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, any Collateral will be applied to the First Priority Notes Obligations prior to application to any Second Priority Notes Obligations in such order as specified in the documents governing such First Priority Notes Obligations until the Discharge of First Priority Notes Obligations has occurred.

In addition, (a) neither the second priority collateral agent nor any Second Priority Secured Party shall acquire or hold any Lien on any assets of the Company or any Subsidiary (and neither the Company nor any Subsidiary shall grant such Lien) securing any Second Priority Notes Obligations that are not also subject to the First Priority Lien for the benefit of the First Priority Obligations under the First Priority Documents, and (b) neither the first priority collateral agent nor any First Priority Secured Party shall acquire or hold any Lien on any assets of the Company or any Subsidiary (and neither the Company nor any Subsidiary shall grant such Lien) securing any First Priority Notes Obligations that are not also subject to the Second Priority Lien for the benefit of the Second Priority Obligations under the Second Priority Documents.

If any First Priority Secured Party is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Guarantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the First Priority Notes Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and such First Priority Secured Party shall be entitled to a reinstatement of First Priority Notes Obligations with respect to all such recovered amounts and shall have all rights hereunder. If the Intercreditor Agreement shall have been terminated prior to such Recovery, the Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto.

The Intercreditor Agreement provides that, so long as the Discharge of First Priority Notes Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Company or any Guarantor, (i) neither the second priority collateral agent nor any Second Priority Secured Party will (but instead, each shall be deemed to have waived any right to) (x) exercise or seek to exercise any rights or remedies (including setoff or the right to credit bid debt (except under limited circumstances)) with respect to any collateral securing both the First Priority Notes Obligations and any Second Priority Notes Obligations in respect of any applicable Second Priority Notes Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, that the second priority collateral agent may exercise any or all such rights and remedies after termination of the Standstill Period (as long as no Reversion Event has occurred), (y) contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to such collateral securing both the First Priority Notes Obligations and Second Priority Notes Obligations or any other collateral by the first priority collateral agent in respect of the First Priority Notes Obligations, the exercise of any right by the first priority collateral agent (or any agent or sub-agent on their behalf) in respect of the First Priority Notes Obligations under any control agreement, lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the second priority collateral agent or any other Second Priority Secured Party either is a party or may have rights as a third-party beneficiary, or any other exercise by any such party of any rights and remedies as a secured party relating to such collateral or any other collateral under the First Priority Documents or otherwise in respect of First Priority Notes Obligations, or (z) object to any waiver or forbearance by the First Priority Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to such collateral or any other collateral in respect of First Priority Notes Obligations and (ii) except as otherwise provided in the Intercreditor Agreement (including after termination of the Standstill Period (as long as no Reversion Event has occurred)), the first priority collateral agent shall, on behalf of the First Priority Secured Parties have the sole and exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to such collateral without any consultation with or the consent of the second priority collateral agent or any other Second Priority Secured Party, all as if first priority collateral agent held the only Lien in, on and to the Collateral.

In addition, the second priority collateral agent and each other Second Priority Secured Party have agreed, among other things, that if the Company or any Guarantor is subject to any insolvency or liquidation proceeding and the first priority collateral agent desires to permit the use of cash collateral or to permit the Company or any Guarantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”), including if such DIP Financing is secured by Liens senior in priority to the Liens securing the Second Priority Notes Obligations, then the second priority collateral agent and each Second Priority Secured Party, agrees not to object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the Intercreditor Agreement) and, to the extent the Liens securing the First Priority Notes Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the First Priority Notes Obligations, provided that each Second Priority Secured Party shall be entitled to junior adequate protection of the same sort as a First Priority Secured Party.

The Holders of the Second Priority Notes Obligations may not take action or vote in any way that supports the confirmation or approval of any plan of reorganization that alters the provisions of the Intercreditor Agreement or grants such Holders or the second priority collateral agent any rights or benefits expressly prohibited by the Intercreditor Agreement.

Consistent with the relative priority of the rights set forth therein, the Intercreditor Agreement includes other provisions limiting the rights of the Second Priority Secured Parties in any insolvency or liquidation proceeding of the Company or any Guarantor, including limiting the right of the Second Priority Secured Parties to receive any reorganization securities in any reorganized entity by virtue of Liens in their favor on the Collateral absent a Discharge of the First Priority Notes Obligations.

Optional Redemption

Except as otherwise described below in this section or in the second to last paragraph under the caption “—Repurchase at the Option of the Holders—Change of Control,” the notes are not redeemable at the Company’s option prior to March 1, 2015. The Company is not, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the applicable indenture.

At any time prior to March 1, 2015 the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of first priority notes issued under the first priority indenture and/or, subject to limitations in the covenant described under the caption “—Restricted Payments,” up to 35% of the aggregate principal amount of second priority notes issued under the second priority indenture at a redemption price of 112.00% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the net cash proceeds of one or more bona fide Equity Offerings by the Company to non-Affiliates, provided that:

(1) at least 65% of the aggregate principal amount of such notes issued under the applicable indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

On and after March 1, 2015, the Company may redeem (a) all or a part of the first priority notes and/or (b) subject to limitations in the covenant described under the caption “—Restricted Payments,” all or a part of the second priority notes, in each case upon notice pursuant to the applicable indenture at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes to be redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2015	106.000%
2016	103.000%
2017	100.000%

In addition, prior to March 1, 2015, the Company may on any one or more occasions redeem (a) all or a part of the first priority notes and/or (b) subject to limitations in the covenant described under the caption “—Restricted Payments,” all or a part of the second priority notes, in each case at a redemption price equal to the sum of:

(1) the principal amount thereof, plus

(2) the Make Whole Premium at the redemption date, plus

accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Selection and Notice

If less than all of the first priority notes or second priority notes are to be redeemed at any time, the applicable trustee will select notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis or, in the case of notes in global form, the applicable trustee will select notes for redemption based on DTC’s method that most nearly approximates a pro rata selection unless otherwise required by law.

No notes of $2,000 or less can be redeemed in part. Notices of optional redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that optional redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of notes or a satisfaction and discharge of the first priority indenture or the second priority indenture. Notice of any optional redemption, including, without limitation, upon an Equity Offering, may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related Equity Offering.

If any note is to be redeemed in part only, the notice of optional redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the applicable Holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless a condition to the redemption set forth in the notice has not been satisfied. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption, unless the Company defaults in making the redemption payment.

Mandatory Redemption

Except as set forth below under “—Repurchase at the Option of Holders,” the Company is not required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the Holders.

Repurchase at the Option of Holders

Change of Control

Each indenture provides that if a Change of Control occurs, each Holder of notes outstanding thereunder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s notes pursuant to an offer (“Change of Control Offer”) on the terms set forth in the applicable indenture. In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the “Change of Control Purchase Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Purchase Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the applicable trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indentures and described in such notice.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indentures, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indentures by virtue of such compliance.

Promptly after the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Purchase Date, the Company will:

(1) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2) deliver or cause to be delivered to the applicable trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

On the Change of Control Purchase Date, the paying agent will mail to each Holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the applicable trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each such new note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The occurrence of a Change of Control may result in a default under existing or future Credit Facilities or other Indebtedness of the Company or its Subsidiaries and give the lenders thereunder the right to require the Company or its Subsidiaries to repay obligations outstanding thereunder. Moreover, the exercise by Holders of their right to require the Company to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. The Company’s ability to repurchase notes following a Change of Control also may be limited by the Company’s then existing financial resources. The indentures will provide that, prior to complying with any of the provisions of this “Change of Control” covenant, but in any event no later than the Change of Control Purchase Date, the Company or any Guarantor must either repay all of its other outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such Senior Debt to permit the repurchase of notes required by this covenant. If the Company is unable to obtain the requisite consents or repay all of such other outstanding Senior Debt, the Company will remain prohibited from purchasing notes under those other agreements. The Company’s failure to purchase tendered notes would constitute an Event of Default under the indentures which could, in turn, constitute a default under other Indebtedness.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indentures are applicable. Except as described above with respect to a Change of Control, the indentures do not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer with respect to the first priority notes or the second priority notes upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the price, at the time and otherwise in compliance with the requirements set forth in the indentures applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption of all first priority notes and/or second priority notes, as the case may be, has been given pursuant to the applicable indenture as described above under the caption “—Optional Redemption” unless there is a default in payment of the applicable redemption price.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for such Change of Control at the time of making the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its

Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Holders of notes may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest in which our Board of Directors does not approve a dissident slate of directors but approves them as Continuing Directors, even if our Board of Directors initially opposed the directors.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding notes of either tranche accept a Change of Control Offer and the Company (or the third party making the offer as provided above) purchases all of the notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all, but not less than all, of the notes of that tranche that remain outstanding following such purchase at a purchase price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on such notes that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indentures, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on the Company’s ability to incur additional Indebtedness are contained in the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” Such restrictions in each indenture can be waived only with the consent of the Holders of a majority in principal amount of the notes then outstanding under such indenture. Except for the limitations contained in such covenant, however, the indentures do not contain any covenants or provisions that may afford Holders of the notes protection in the event of a highly leveraged transaction.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at least equal to the Fair Market Value of the assets or Equity Interest issued or sold or otherwise disposed of; and

(2) (i) other than with respect to Collateral Dispositions, at least 75% of the aggregate consideration to be received by the Company and its Restricted Subsidiaries in such Asset Sale (determined on the date of contractually agreeing to such Asset Sale) and any other Asset Sale (other than Collateral Dispositions) since the date of the applicable indenture, on a cumulative basis, is in the form of cash or Cash Equivalents and (ii) with respect to Collateral Dispositions, 100% of the consideration to be received by the Company or its Restricted Subsidiaries in such Asset Sale is in the form of cash. For purposes of this provision, except with respect to a Collateral Disposition, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet, of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 90 days after the Asset Sale, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash received in that conversion; provided that in the case of any Asset Sale pursuant to a condemnation, appropriation or similar governmental taking, including by deed in lieu of condemnation, such Asset Sale shall not be required to satisfy the requirements of items (1) and (2) above. Notwithstanding the preceding, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the preceding provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale other than a Collateral Disposition, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds (except for Specified Asset Sale Proceeds that constitute Excess Proceeds) at its option to any combination of the following:

(1) to permanently prepay, repay, redeem, defease or purchase secured Senior Debt (in the case of the second priority notes, subject to limitations in the covenant described under the caption “—Restricted Payments”);

(2) to invest in or acquire Additional Assets; or

(3) to make capital expenditures in respect of the Company’s or its Restricted Subsidiaries’ Oil and Gas Business.

The requirement of clause (2) or (3) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary of the Company may invest the Net Proceeds in any manner that is not prohibited by the indentures. “Excess Proceeds” consist of any (i) Net Proceeds from Asset Sales other than Collateral Dispositions that are not applied or invested as provided in the preceding paragraph or (ii) Specified Asset Sale Proceeds in excess of $100 million, to the extent of such excess.

When the aggregate amount of Net Proceeds from all Collateral Dispositions (“Collateral Net Proceeds”) exceeds $10 million, the Company shall, within 60 days following the date on which such Collateral Net Proceeds first exceed such amount, use all Collateral Net Proceeds to make an offer (the “First Priority Collateral Sale Offer”) to all Holders of first priority notes to purchase, on a pro rata basis, the maximum principal amount of first priority notes that may be purchased out of the Collateral Net Proceeds. After the completion of any First Priority Collateral Sale Offer, if there are any remaining Collateral Net Proceeds in excess of $10 million, the Company shall, within 60 days following the consummation of such First Priority Collateral Sale Offer, use all remaining Collateral Net Proceeds to make an offer (the “Second Priority Collateral Sale Offer”) to all Holders of second priority notes, to purchase, on a pro rata basis, the maximum principal amount of second priority notes that may be purchased out of such remaining Collateral Net Proceeds. The offer price in any First Priority Collateral Sale Offer or Second Priority Collateral Sale Offer (each a “Collateral Sale Offer”) will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash.

If the aggregate principal amount of first priority notes or second priority notes tendered into a Collateral Sale Offer exceeds the amount of Collateral Sale Proceeds allocated for the purchase of the first priority notes or second priority notes, as the case may be, the applicable trustee will select the notes to be purchased on a pro rata basis or, in the case of notes in global form, the applicable trustee will select notes for redemption based on DTC’s method that most nearly approximates a pro rata selection unless otherwise required by law. If any Collateral Net Proceeds remain after consummation of a First Priority Collateral Sale Offer and (if applicable) corresponding subsequent Second Priority Sale Offer, the Company may use those proceeds for any purpose not otherwise prohibited by the indentures. Upon completion of each First Priority Collateral Sale Offer and (if applicable) corresponding subsequent Second Priority Sale Offer, the amount of Collateral Net Proceeds will be reset at zero.

On the 366th day after an Asset Sale other than a Collateral Disposition (or, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $10 million, the Company will make an offer (the “Asset Sale Offer”) to all Holders of first priority notes and, subject to limitations in the covenant described under the caption “—Restricted Payments,” second priority notes, as well as all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indentures with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase, on a pro rata basis, the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated for the purchase of the first priority notes or second priority notes, as the case may be, the applicable trustee will select the notes to be purchased on a pro rata basis or, in the case of notes in global form, the applicable trustee will select notes for redemption based on DTC’s method that most nearly approximates a pro rata selection unless otherwise required by law. If any Excess Proceeds remain after consummation of such an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indentures. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer or Collateral Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indentures, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indentures by virtue of such compliance.

The Company’s ability to repurchase notes in an Asset Sale Offer or Collateral Sale Offer may be restricted under existing or future Credit Facilities or other Indebtedness of the Company or its Subsidiaries and give the lenders thereunder the right to require the Company or its Subsidiaries to repay obligations outstanding thereunder. Moreover, the exercise by Holders of their right to require the Company to repurchase notes could cause a default under such Credit Facilities or other Indebtedness, even if the Asset Sale Offer or Collateral Sale Offer itself does not, due to the financial effect of such repurchase on the Company. The Company’s ability to repurchase notes in an Asset Sale Offer or Collateral Sale Offer also may be limited by the Company’s then-existing financial resources. The indentures will provide that, prior to complying with any of the provisions of this “Asset Sales” covenant, but in any event no later than the date of the Asset Sale Offer or Collateral Sale Offer, the Company or any Guarantor must either repay all of its other outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such Senior Debt to permit the repurchase of notes required by this covenant. If the Company is unable to obtain the requisite consents or repay all of such other outstanding Senior Debt, the Company will remain prohibited from purchasing notes under those other agreements. The Company’s failure to purchase tendered notes would constitute an Event of Default under the indentures which could, in turn, constitute a default under other Indebtedness.

Certain Covenants

Effectiveness of Covenants

From and after the first day (the “Suspension Date”) on which:

(1) the notes of either tranche have an Investment Grade Rating from both Rating Agencies; and

(2) no Default has occurred and is continuing under the applicable indenture;

the Company and its Restricted Subsidiaries will not be subject to the provisions of the applicable indenture summarized above under the subheading “—Repurchase at the Option of Holders—Asset Sales” and under the following subheadings:

(1) “—Restricted Payments,”

(2) “—Incurrence of Indebtedness and Issuance of Preferred Stock,”

(3) “—Dividend and Other Payment Restrictions Affecting Subsidiaries,”

(4) Clause (4) of “—Merger, Consolidation or Sale of Assets”

(5) “—Transactions with Affiliates,” and

(6) “—Business Activities.”

(collectively, the “Suspended Covenants”). If at any date (each such date, a “Reversion Date”) the credit rating of the notes of such tranche is downgraded from an Investment Grade Rating by either Rating Agency or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, then the Suspended Covenants will thereafter be reinstated and again be applicable pursuant to the terms of the applicable indenture. The period of time between the Suspension Date and the Reversion Date is referred to herein as the “Suspension Period.” During any Suspension Period, such notes will be entitled to substantially reduced covenant protection. Neither the failure of the Company or any of its Subsidiaries to comply with a Suspended Covenant during a Suspension Period nor compliance by the Company or any of its Subsidiaries with any contractual obligation entered into in compliance with the applicable indenture during that period will constitute a Default, Event of Default or breach of any kind under the applicable indenture, the notes thereunder or the related Subsidiary Guarantees.

The Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to the applicable indenture during any Suspension Period.

Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Restricted Payments” will be made as though the covenant described under “—Restricted Payments” had been in effect at all times since the Issue Date, including during the Suspension Period.

There can be no assurance that either the first priority notes or the second priority notes will ever achieve or maintain an Investment Grade Rating from any Rating Agency.

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the notes or any Subsidiary Guarantee (excluding (a) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, (b) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes or the Subsidiary Guarantees purchased, redeemed, defeased or otherwise acquired or retired for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, redemption, defeasance or other acquisition or retirement for value, and (c) any payment of principal or interest at the Stated Maturity thereof);

(4) make any Restricted Investment; or

(5) for purposes of the first priority indenture only, make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any second priority notes (other than (a) at the Stated Maturity thereof or (b) pursuant to a Change of Control Offer or a Second Priority Collateral Sale Offer) or Specified Junior Debt Issuances (other than at the Stated Maturity thereof or pursuant to an Asset Sale Offer) (all such payments and other actions set forth in these clauses (1) through (5) being collectively referred to as “Restricted Payments”);

unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and:

(I) the Company would, at the time of such Restricted Payment immediately after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(II) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (8), (9), (11) and (12) of the next succeeding paragraph) since the date of the applicable indenture, is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Measurement Date to the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment for which internal financial statements are in existence at the time of such Restricted Payment (or, if such Consolidated Net Income for such period shall be a loss, minus 100% of such loss); plus

(b) 100% of the aggregate net cash proceeds, and the Fair Market Value of any Capital Stock of Persons (other than the Company or an Affiliate of the Company) engaged primarily in the Oil and Gas Business or any other assets that are used or useful in the Oil and Gas Business, in each case received by the Company after the date of the applicable indenture as a contribution to its common equity capital or from the issue or sale after the date of the applicable indenture of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale after the date of the applicable indenture of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company) or received upon the exercise of any options, warrants or rights to purchase Equity Interests (other than Disqualified Stock) of the Company, plus

(c) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person since the date of the applicable indenture resulting from:

(i) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to a purchaser other than the Company or a Subsidiary of the Company, repayments of loans or advances or other transfers of assets (including by way of interest payments, dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; plus

(ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the merger or consolidation of an Unrestricted Subsidiary with and into the Company or any Restricted Subsidiary (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary of the Company in such Unrestricted Subsidiary; plus

(iii) an amount equal to any amount included as a Restricted Payment pursuant to clause (II) above on account of any guarantee entered into by the Company or any Restricted Subsidiary; to the extent that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists or has been reduced; plus

(iv) in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary or is merged or consolidated with the Company or a Restricted Subsidiary, an amount equal to the amount included as a Restricted Payment pursuant to clause (II) above on account of the Company’s or any Restricted Subsidiary’s Investment in such Person prior to the time it became a Restricted Subsidiary or the time of such merger or consolidation; plus

(d) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the date of the applicable indenture of any Indebtedness of the Company or its Restricted Subsidiaries convertible into or exchangeable for Equity Interests of the Company (other than Disqualified Stock) (less the amount of cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange), in the case of clauses (b) through (d) above, to the extent such amounts have not been included in Consolidated Net Income for the applicable period.

The preceding provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of its declaration if at the date of declaration the payment would have complied with the provisions of the applicable indenture;

(2) the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness (or, in the case of the first priority indenture only, any second priority notes or Specified Junior Debt Issuances) of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company or (b) sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock), with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value will be excluded or deducted from clause (II) above;

(3) the purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness or Disqualified Stock (or, in the case of the first priority indenture only, any second priority notes or Specified Junior Debt Issuances) of the Company or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness, with an incurrence of Permitted Refinancing Indebtedness being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 120 days after such incurrence;

(4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of such Restricted Subsidiary’s Equity Interests (other than Disqualified Stock) on a pro rata basis or on a basis more favorable to the Company or a Restricted Subsidiary;

(5) so long as no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would be caused thereby, the purchase, redemption or other acquisition or retirement for value (other than for any Equity Interest) of any Equity Interests of the Company or any Restricted Subsidiary of the Company pursuant to any director, employee or consultant equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests option plan or similar arrangement; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any calendar year (with any portion of such $2.5 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount) plus, to the extent not previously applied or included, (a) the cash proceeds received by the Company or any of its Restricted Subsidiaries from sales of Equity Interests of the Company to employees, consultants or directors of the Company or its Affiliates that occur after the date of the applicable indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (II)(b) of the first paragraph of this covenant) and (b) the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the date of the applicable indenture;

(6) any purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes or a Subsidiary Guarantee pursuant to the provisions of such Indebtedness in the event of a Change of Control or an Asset Sale, in each case plus accrued and unpaid interest thereon, but only if:

(a) in the case of a Change of Control, the purchase price therefor is not greater than 101% of the principal amount of such Indebtedness and accrued and unpaid interest thereon, and the Company has first complied with and fully satisfied its obligations under the provisions described under “Repurchase at the Option of Holders—Change of Control”; or

(b) in the case of an Asset Sale, the purchase price therefor is not greater than 100% of the principal amount of such Indebtedness and accrued and unpaid interest thereon, and the Company has complied with and fully satisfied its obligations in accordance with the covenant under the heading, “Repurchase at the Option of Holders—Asset Sales”;

(7) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary of the Company representing fractional shares of such Equity Interests in connection with a merger or consolidation involving the Company or such Restricted Subsidiary or any other transaction permitted by the applicable indenture;

(8) the purchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise or conversion of stock options, warrants or other convertible securities if such Equity Interests represent a portion of the exercise or conversion price thereof;

(9) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting;

(10) payments to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the applicable indenture not to exceed $5.0 million in the aggregate after the date of the applicable indenture;

(11) the declaration and payment of dividends payable pursuant to the terms (as of the date of the applicable indenture) of the Company’s Series C Preferred Stock outstanding on the date of the applicable indenture;

(12) so long as no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would be caused thereby, other Restricted Payments (excluding those in clause (5) of the definition thereof) in an aggregate amount not to exceed $25 million at any time outstanding since the date of the applicable indenture (after giving effect to any dividends, interest payments, return of capital and subsequent reduction in the amount of any Investments made pursuant to this clause as a result of the repayment or other disposition thereof, in an amount not to exceed the amount of such Investments previously made pursuant to in this clause); provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of the definition of “Permitted Investments” and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value, on the date of the Restricted Payment, of the Restricted Investment proposed to be made or asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment, except that the amount of any non-cash Restricted Payment referred to in the preceding clause (1) will be the Fair Market Value on the date of declaration. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the method prescribed in the definition of such term, except that the Fair Market Value of any non-cash consideration received from an Affiliate as a capital contribution for Equity Interests of the Company shall be determined in good faith by the Board of Directors of the Company in the case of amounts of $10 million or more, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing. For purposes of determining compliance with this “Restricted Payments” covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1)-(12) or as a Permitted Investment, the Company will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, the Company will not issue any Disqualified Stock, and the Company will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred securities; provided, however, that the Company and any Guarantor may incur Indebtedness other than Specified Additional First Priority Notes, the Company may issue Disqualified Stock and any Guarantor may issue Disqualified Stock or preferred securities, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred securities or Disqualified Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or such preferred securities or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any Disqualified Stock or any preferred securities described below (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any of the Restricted Subsidiaries of additional Indebtedness under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness outstanding under the Company and its Restricted Subsidiaries’ Credit Facilities incurred under this clause (1) does not exceed:

(a) if the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence are $2.0 billion or less, the greater of (i) $100 million and (ii) 7.5% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of such date;

(b) if the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence are $3.0 billion or less, but exceed $2.0 billion, the greater of (i) $100 million and (ii) 10% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of such date; and

(c) if the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence exceed $3.0 billion, the greater of (i) $100 million and (ii) 15% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of such date;

(2) the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness not otherwise referred to in this definition of “Permitted Debt”;

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by (a) the old notes (excluding any additional notes) and the related Subsidiary Guarantees and (b) the Exchange Notes and the related Subsidiary Guarantees issued pursuant to any registration rights agreement;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of design, installation, repair, replacement, construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of such assets or the Capital Stock of any Person owning such assets (but no other material assets)) and related financing costs, and Attributable Debt in respect of Sale Leaseback Transactions, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $25 million and (b) 2.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which shall be used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or Disqualified Stock of the Company, in each case that was permitted by the applicable indenture to be incurred pursuant to the first paragraph of this covenant or clauses (2), (3) and (12) of this paragraph or this clause (5);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among any of the Company and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor;

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence (as of the date of such issuance, sale or transfer) of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6); and

(c) if a Foreign Subsidiary is the obligor on such Indebtedness and the Company or a Domestic Subsidiary is the obligee, such Indebtedness must be evidenced by a promissory note or other instrument or agreement that is pledged in favor of the collateral agents pursuant to the Security Documents;

(7) the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Hedging Contracts;

(8) (a) the guarantee by the Company or any of its Guarantors of Indebtedness of the Company or any of the Guarantors that was permitted to be incurred by the first paragraph of this covenant; provided that if the Indebtedness being guaranteed is subordinated to the notes, then the Subsidiary Guarantee of that Guarantor shall be senior to its guarantee of such subordinated Indebtedness; and (b) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant other than the first paragraph hereof; provided that if the Indebtedness being guaranteed is subordinated to the notes, then the Subsidiary Guarantee of that Restricted Subsidiary, if it is a Guarantor, shall be senior to its guarantee of such subordinated Indebtedness;

(9) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety, appeal and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business or which are customary in the Oil and Gas Business;

(11) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred securities; provided, however, that: (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company and (b) any sale or other transfer of any such preferred securities to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance (as of the date of such issuance, sale or transfer) of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (11);

(12) Permitted Acquisition Indebtedness;

(13) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within five Business Days;

(14) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries; and

(15) the incurrence by the Company or any Guarantor of additional Indebtedness other than Additional Priority Debt or the issuance by the Company of additional Disqualified Stock or the issuance by any Guarantor of preferred securities, provided that, after giving effect to any such incurrence or issuance, the aggregate principal amount of all Indebtedness, Disqualified Stock and preferred securities incurred or issued under this clause (15) and then outstanding does not exceed the greater of (a) $75 million and (b) 5.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness or Disqualified Stock or preferred securities meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred or issued pursuant to the first paragraph of this covenant, the Company will be permitted to divide and classify (or later classify, reclassify or re-divide in whole or in part in its sole discretion) such item of Indebtedness or Disqualified Stock or preferred securities in any manner that complies with this covenant, subject to the limitations specified in the definition of “Existing Indebtedness.” For purposes of determining any particular amount of Indebtedness under this covenant, guarantees of Indebtedness otherwise included in the determination of such amount shall not also be included except to the extent that such Indebtedness exceeds such guarantee.

The accrual of interest, accrual of dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness and the payment of dividends on Disqualified Stock or preferred securities in the form of additional shares of Disqualified Stock or preferred securities will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred securities for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus all accrued and unpaid interest on such Indebtedness, and the amount of all fees, expenses and premiums incurred in connection therewith). Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective (a) any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets other than the Collateral (whether now owned or hereafter acquired), unless the notes or (in the case of such a Lien with respect to a Guarantor) the applicable Subsidiary Guarantee is secured on an equal and ratable basis with (or, in the case of obligations subordinated in right of payment to the notes or such Subsidiary Guarantee, as the case may be, on a basis senior (to at least the same extent as the notes are senior in right of payment) to) the obligations so secured until such time as such obligations are no longer secured by a Lien or (b) any Lien of any kind securing Indebtedness upon any of the Collateral (whether now owned or hereafter acquired), other than the notes.

Any Lien on any property or assets of the Company or any of its Restricted Subsidiaries created for the benefit of the Holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged at such time as there are no other Liens of any kind (other than Permitted Liens) on such property or assets securing Indebtedness.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements (including those governing Existing Indebtedness) as in effect on the date of the applicable indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of the applicable indenture, as determined by the Board of Directors of the Company in its reasonable and good faith judgment;

(2) the indentures, the notes, the Security Documents, the Intercreditor Agreement and the Subsidiary Guarantees;

(3) applicable law, rule, regulation or regulatory order, approval, license, permit or similar restriction;

(4) any agreement or instrument with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of the applicable indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(5) any agreement or instrument governing any Permitted Acquisition Indebtedness, so long as such agreement or instrument (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction related thereto, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets or Subsidiaries of the Person, subject to such acquisition, merger or consolidation, so long as the agreement containing such restriction does not violate any other provision of the applicable indenture;

(6) instruments or agreements governing Indebtedness of the Company or any of the Restricted Subsidiaries permitted to be incurred pursuant to an instrument or agreement entered into subsequent to the date of the applicable indenture in accordance with the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that either (a) the encumbrance or restriction contained in the instrument or agreement governing such Indebtedness applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Board of Directors of the Company determines in good faith that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the notes;

(7) (i) customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements, joint operating agreements, or similar operational agreements or in licenses or leases entered into in the ordinary course of business, or (ii) in the case of clause (3) of the preceding paragraph, other encumbrances or restrictions in agreements or instruments (including joint venture agreements, asset sale agreements, stock sale agreements and agreements of the type described in the definition of “Permitted

Business Investments”) relating to specific assets or property (and not to Indebtedness) that restrict generally the transfers of such assets or property, provided, however, that such other encumbrances or restrictions do not materially impair the ability of the Company to make scheduled payments on the notes when due and in each case entered into in the ordinary course of business or customary in the Oil and Gas Business;

(8) Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business or which is customary in the Oil and Gas Business that impose restrictions on that property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(9) any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(10) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined by the Board of Directors of the Company in its reasonable and good faith judgment;

(11) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(12) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business or which are customary in the Oil and Gas Business;

(13) Hedging Contracts permitted from time to time under the applicable indenture;

(14) any subordination of intercompany Indebtedness or other intercompany obligations (including any intercompany revolving credit) to the claims or Liens (otherwise permitted by the applicable indenture) of any other creditor of the obligor or obligors of such intercompany Indebtedness or other obligations, including to the claims or Liens (otherwise permitted by the applicable indenture) of any lender or other party to any Credit Facility (as a lender, letter of credit issuer or in any other capacity); and

(15) the issuance of preferred securities by a Restricted Subsidiary of the Company or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred securities is permitted pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” and the terms of such preferred securities do not expressly restrict the ability of a Restricted Subsidiary of the Company to pay dividends or make any other distributions on its Equity Interests (other than requirements to pay dividends or liquidation preferences on such preferred securities prior to paying any dividends or making any other distributions on such other Equity Interests).

Merger, Consolidation or Sale of Assets

The Company may not: (x) consolidate or merge with or into another Person (whether or not the Company is the survivor), convert into another form of entity or continue in another jurisdiction; or (y) directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either: (a) the Company is the survivor; or (b) the Person formed by or surviving any such consolidation or merger or resulting from such conversion (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia (the Company or such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company (if other than the Company) unconditionally assumes all the obligations of the Company under the notes, the indentures, the registration rights agreements (if any obligations thereunder remain unsatisfied), the Security Documents and the Intercreditor Agreement pursuant to agreements reasonably satisfactory to the applicable trustee;

(3) immediately after such transaction or transactions, no Default (other than a Reporting Default) or Event of Default exists;

(4) either

(a) the Successor Company would, on the date of such transaction immediately after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; or

(b) immediately after giving pro forma effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Successor Company will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

(5) the Successor Company has delivered to the applicable trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the applicable indenture;

(6) if applicable, the Successor Company causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on any Collateral owned by or transferred to the Successor Company;

(7) any Collateral owned by or transferred to the Successor Company shall (a) continue to constitute Collateral under the indentures and the Security Documents, (b) be subject to a first-priority Lien in favor of the first priority collateral agent for the benefit of the Holders of the first priority notes and a second-priority Lien in favor of the second priority collateral agent for the benefit of the Holders of the second priority notes, and (c) not be subject to any Lien other than Liens securing the notes; and

(8) the property and assets of the Person which is merged or consolidated with or into the Successor Company, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Successor Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to a first-priority Lien in favor of the first priority collateral agent for the benefit of the Holders of the first priority notes and a second-priority Lien in favor of the second priority collateral agent for the benefit of the Holders of the second priority notes.

Notwithstanding the restrictions described in the foregoing clause (4), (x) any Restricted Subsidiary of the Company may consolidate with, merge into or dispose of all or part of its properties or assets to the Company or another Restricted Subsidiary, and (y) the Company may merge with or into an Affiliate formed solely for the purpose of reincorporating the Company in another jurisdiction, and the Company will not be required to comply with the preceding clause (5) in connection with any such consolidation, merger or disposition.

For purposes of the foregoing, the sale, assignment, transfer, lease, conveyance or other disposition (in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with the foregoing in which the

Company is not the surviving entity, the surviving entity formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the applicable indenture with the same effect as if such surviving entity had been named as the Company in the applicable indenture, and thereafter (except in the case of a lease of all or substantially all of the Company’s properties or assets), the Company will be relieved of all obligations and covenants under the applicable indenture and the first priority notes and/or second priority notes, as the case may be.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any properties or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are not less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Company’s Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2) the Company delivers to the applicable trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration to or from an Affiliate in excess of $10 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration to or from an Affiliate in excess of $20 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement or arrangement, equity award, equity option or cash or equity settled equity appreciation agreement or plan, employee benefit plan, officer or director indemnification agreement, severance agreement, consulting agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or which is customary in the Oil and Gas Business, and payments, awards, grants or issuances of securities pursuant thereto;

(2) transactions between or among any of the Company and its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or indirectly, an Equity Interest in, or otherwise controls, such Person or has nominated or appointed a person to the Board of Directors of that Person;

(4) customary compensation, indemnification and other benefits made available to officers, directors, employees or consultants of the Company or a Restricted Subsidiary of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(5) issuances of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of capital contributions from, Affiliates of the Company and any dividend or distribution payable in Equity Interests (other than Disqualified Stock) of the Company;

(6) any Permitted Investments or Restricted Payments that are permitted by the provisions of the applicable indenture described above under the caption “—Restricted Payments”;

(7) transactions between the Company or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of the Company or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of the Company or such Restricted Subsidiary, as applicable, on any matter involving such other Person;

(8) the existence of, and the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of, any written agreement to which the Company or any of its Restricted Subsidiaries is a party on the date of the applicable indenture, as these agreements may be amended, modified, supplemented or replaced from time to time; provided, however, that any amendment, modification, supplement or replacement entered into after the date of the applicable indenture will be permitted to the extent that its terms are not materially more disadvantageous, taken as a whole, to the Holders of the notes than the terms of the agreements in effect on the date of the applicable indenture (as conclusively evidenced by a Board Resolution);

(9) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the applicable trustee an opinion from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

(10) (a) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of the Company’s Unrestricted Subsidiaries in the ordinary course of business or which are customary in the Oil and Gas Business and (b) pledges by the Company or any Restricted Subsidiary of the Company of Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of the Company’s Unrestricted Subsidiaries;

(11) any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary of the Company if such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary;

(12) transactions with joint venture partners, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business or which are customary in the Oil and Gas Business and otherwise in compliance with the terms of the applicable indenture similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and unrelated third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with an unrelated third party, which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Company and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated third party, in the good faith determination of the Company’s Board of Directors or any executive officer of the Company involved in or otherwise familiar with such transaction; and

(13) dividends and distributions to the Company and its Restricted Subsidiaries by any Unrestricted Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

Currently all of the Subsidiaries of the Company are Restricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary of the Company (other than any Subsidiary owning Collateral) to be an Unrestricted Subsidiary if that designation would not cause a Default and other requirements for such designation prescribed in the definition of “Unrestricted Subsidiary” are satisfied. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “—Restricted Payments” or represent Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary of the Company to be a Restricted Subsidiary, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default (other than a Reporting Default) or Event of Default would be in existence following such designation.

Additional Subsidiary Guarantees

The indentures require any Material Domestic Subsidiary that is not already a Guarantor to become a Guarantor. In addition, if any Restricted Subsidiary of the Company that is not already a Guarantor guarantees any other Indebtedness of the Company or any Guarantor in excess of the De Minimis Guaranteed Amount, then that Subsidiary will become a Guarantor. Any such Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the applicable trustee within 60 days of the date on which it became a Material Domestic Subsidiary or within 15 days of the date on which it guaranteed such Indebtedness, as the case may be.

Each Subsidiary Guarantee shall also be released in accordance with the provisions of the applicable indenture described under “—Subsidiary Guarantees” above.

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Payments for Consent

Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder (or Beneficial Owner) of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the applicable indenture, the notes, the Security Documents or the Intercreditor Agreement unless such consideration is offered to be paid or is paid to all Holders (or Beneficial Owners) of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Reports

Whether or not required by the Commission, so long as any notes are outstanding, the Company will file with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (taking into account any extension of time, deemed filing date or safe harbor contemplated or provided for by Rule 12b-25, Rule 13a-11(c), and Rule 15d-11(c) under the Securities Exchange Act of 1934, as amended, or General Instruction I.A.3(b) of Form S-3 under the Securities Act of 1933, as amended, and successor provisions) (unless the Commission will not accept such a filing, in which case the Company will furnish to the applicable trustee and, upon its prior request, to any Holder of notes, within the time periods specified in the Commission’s rules and regulations):

(1) all quarterly and annual financial information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, the Company and the Guarantors will agree in the indentures that, for so long as any notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3), if at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the Holders of the notes and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company will be deemed to have provided such information to the Holders, securities analysts and prospective Holders if it has filed reports containing such information with the Commission via the EDGAR filing system and such reports are publicly available.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and, to the extent material, in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company’s Unrestricted Subsidiaries.

Information Regarding Collateral

The Security Documents provide that none of the parties will change its legal name, type of organization, jurisdiction of organization, organizational identification number or location without first giving at least 15 days’ prior written notice to the collateral agents and taking all action required by the collateral agents (including filings under the Uniform Commercial Code or otherwise) in order for the collateral agents to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral with the priority required by the Security Documents.

Further Assurances

The indentures and the Security Documents provide that the Company and the Domestic Subsidiaries, at their own expense, will do or cause to be done all acts and things that may be required, or that the collateral agents from time to time may reasonably request, to assure and confirm that the collateral agents hold, for the benefit of the Holders, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral), in each case, as contemplated by, and with the Lien priority required under, the indentures, the Security Documents and the Intercreditor Agreement.

Upon the reasonable request of the collateral agents at any time and from time to time, the Company and the Domestic Subsidiaries, at their own expense, will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the collateral agents may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the indentures, the Security Documents and the Intercreditor Agreement.

After-Acquired Collateral

Upon the acquisition by the Company or any Domestic Subsidiary of any assets and properties that form part of the Collateral, the Company or such Domestic Subsidiary shall execute and deliver, to the extent required by the indentures and the Security Documents, any information, documentation, financing statements or other certificates as may be necessary to vest in the collateral agents a perfected security interest, in such after-acquired assets or property and to have such after-acquired assets or property added to the Collateral, and thereupon all provisions of the indentures, the Security Documents and the Intercreditor Agreement relating to the Collateral shall be deemed to relate to such after-acquired assets or property to the same extent and with the same force and effect.

Events of Default and Remedies

Each of the following is an “Event of Default” with respect to the notes of each tranche:

(1) default for 30 days in the payment when due of interest on the notes;

(2) default in payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the notes;

(3) failure by the Company to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” or to consummate a purchase or redemption of notes when required pursuant to the provisions described under the caption “—Repurchase at the Option of Holders”;

(4) failure by the Company for 60 days after notice from the applicable trustee or the Holders of at least 25% in principal amount of the notes then outstanding to comply with the provisions described under “—Certain Covenants—Reports”;

(5) failure by the Company or any Guarantor for 60 days after notice from the applicable trustee or the Holders of at least 25% in principal amount of the notes of such tranche then outstanding to comply with any of the other agreements in the applicable indenture, the Security Documents or the Intercreditor Agreement (including the provisions described under the caption “—Repurchase at the Option of Holders” to the extent not described in clause (3) above);

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the applicable indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more; provided, however, that if any such default is cured or waived or any such acceleration rescinded, in each case within 20 days after the occurrence of such default or declaration of such acceleration, or such Indebtedness is repaid and the notes have not been accelerated, such Event of Default shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

(8) (a) any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or (b) any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee, except, in each case, by reason of the release of such Subsidiary Guarantee in accordance with the applicable indenture;

(9) certain events of bankruptcy, insolvency or reorganization described in the indentures with respect to the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company; and

(10) (a) the applicable Security Documents shall for any reason cease to create a valid and perfected first-priority Lien (with respect to the first priority notes) or second-priority Lien (with respect to the second priority notes) on any material portion of the Collateral (in each case, other than in accordance with the terms of the applicable indenture or the terms of the applicable Security Documents), or (b) the Company or any Subsidiary asserts in writing that any Lien created under the Security Documents is invalid or unenforceable.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization described in the indentures with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs with respect to a tranche of notes and is continuing, the applicable trustee or the Holders of at least 25% in principal amount of the then outstanding notes of that tranche may declare all such notes to be due and payable immediately.

Holders of the notes may not enforce the applicable indenture, the notes or the Security Documents except, subject to the Intercreditor Agreement, as provided in those documents. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes of either tranche may direct the applicable trustee in its exercise of any trust or power with respect to such notes. The applicable trustee may withhold notice of any continuing Default or Event of Default from Holders of the notes of the affected tranche if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, such notes.

Subject to the provisions of the applicable indenture relating to the duties of the applicable trustee in case an Event of Default occurs and is continuing thereunder, the applicable trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any Holders unless such Holders have offered to the applicable trustee satisfactory indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no Holder may pursue any remedy with respect to the applicable indenture unless:

(a) such Holder has previously given the applicable trustee notice of a continuing Event of Default;

(b) Holders of at least 25% in aggregate principal amount of the notes then outstanding under such indenture requested the applicable trustee to pursue the remedy;

(c) such Holders have offered the applicable trustee reasonable security or indemnity against any loss, liability or expense;

(d) the applicable trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e) Holders of a majority in aggregate principal amount of the notes then outstanding under such indenture have not given the applicable trustee a direction that is inconsistent with such request within such 60-day period.

The Holders of a majority in principal amount of the then outstanding notes under such indenture by notice to the applicable trustee may on behalf of the Holders of all of the notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except with respect to nonpayment of principal, interest or premium, if any, that have become due solely because of the acceleration) have been cured or waived.

The Holders of a majority in principal amount of the notes of either tranche then outstanding by notice to the applicable trustee may on behalf of the Holders of all such notes waive (including, without limitation, in connection with a purchase of, or tender offer or exchange offer for, notes) any existing Default or Event of Default and its consequences under the applicable indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on such notes or in respect of a covenant that cannot be amended without the consent of each Holder.

The Company will deliver to the applicable trustee annually a certificate regarding compliance with the applicable indenture, the Security Documents and the Intercreditor Agreement. Upon any officer of the Company becoming aware of any Default or Event of Default, the Company will deliver to the applicable trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, partner, employee, incorporator, manager or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the notes, the indentures, the Subsidiary Guarantees or the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Modification and Waiver

Subject to certain exceptions, each indenture, the notes of either tranche, each registration rights agreement, the Security Documents and the Intercreditor Agreement may be amended or supplemented with the consent of the Holders of a majority in principal amount of the notes of such tranche then outstanding under the applicable indenture (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding under the applicable indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, no amendment, supplement or waiver may, without the consent of each Holder of an outstanding note affected thereby:

•	reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on any note;

•	reduce the principal of, any premium on, or change the stated maturity of, any note;

•	reduce any premium payable on the redemption or repurchase of any note or change the time at which any note may or must be redeemed or repurchased;

•	make any note payable in currency other than as stated in the notes;

•	impair the rights of any Holder to receive payment on or with respect to such Holder’s notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes;

•	make any change in the amendment, supplement or waiver provisions that require each Holder’s consent;

•	waive a continuing Default or Event of Default regarding any payment on the notes;

•	release any Guarantor of its obligations under a Subsidiary Guarantee, except in accordance with the terms of the applicable indenture;

•

make any change to or modify the ranking of the notes issued under the applicable indenture (or the Liens securing such notes or the Guarantees of such notes) that would adversely affect the holders of the applicable tranche of notes;

•

make any change in the provisions in the Intercreditor Agreement, the applicable indenture or the applicable Security Documents dealing with the application of proceeds of Collateral that would adversely affect the holders of the applicable tranche of notes; or

•	release all or substantially all of the Collateral from the Lien of the Security Documents, except in accordance with the terms of the applicable indenture.

Each indenture, the notes of each tranche, the Security Documents and Intercreditor Agreement may be amended or supplemented or any provision of such indenture, notes, Security Documents and the Intercreditor Agreement may be waived without the consent of any Holders of such notes in the following circumstances:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to provide for the assumption of our obligations under such indenture, notes, Security Documents and the Intercreditor Agreement by a successor upon any merger or consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of our properties or assets, in each case as permitted under such indenture;

•

to provide for the assumption of the obligations of a Guarantor under such indenture, the Security Documents or the Intercreditor Agreement by a successor upon any merger or consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the properties or assets of such Guarantor, in each case as permitted under such indenture;

•	to provide for uncertificated notes in addition to or in place of certificated notes;

•	to provide any security for, any guarantees of or any additional obligors on the notes;

•	to comply with any requirement to effect or maintain the qualification of such indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the Holders or to surrender any rights we have under such indenture, notes, Security Documents and the Intercreditor Agreement;

•	to add events of default with respect to such notes;

•	to evidence the release of any Guarantor from its Subsidiary Guarantee or from the Security Documents to which it is a party in accordance with such indenture;

•	to make, complete or confirm any grant of collateral permitted or required by such indenture or any of the Security Documents; and

•

to make any change that does not adversely affect any of such outstanding notes; provided, that any change made solely to conform the provisions of such indenture, the notes, the Security Documents or the Intercreditor Agreement to this “Description of the Notes” will not be deemed to adversely affect any outstanding notes.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under either indenture.

If we effect a “legal defeasance,” Holders of the notes will not be entitled to the benefits of the applicable indenture, the Security Documents or the Intercreditor Agreement except for (i) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due, (ii) obligations to register the transfer or exchange of notes, replace stolen, lost or mutilated notes, maintain paying agencies and hold moneys for payment in trust, (iii) the rights, powers, trusts, duties and immunities of the applicable trustee, and our obligations and the obligations of each Guarantor in connection therewith and (iv) the legal defeasance and covenant defeasance obligations of the applicable indenture.

If we effect a “covenant defeasance,” we and the Guarantors will no longer have any obligation to comply with the restrictive covenants relating to the notes, and the related Events of Default will no longer apply.

In order to exercise either defeasance option, we or a Guarantor must, among other things, irrevocably deposit in trust (the “defeasance trust”) with the applicable trustee money or government securities for the payment of principal, premium, if any, and interest on the notes to redemption or Stated Maturity, as the case may be, and must comply with certain other conditions, including delivery to the applicable trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Satisfaction and Discharge

Either indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in such indenture), when:

(1) either:

(a) all such notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the applicable trustee for cancellation; or

(b) all such notes that have not been delivered to the applicable trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the applicable trustee as trust funds in trust solely for the benefit of the Holders, cash in United States dollars, non-callable government securities, or a combination of cash in United States dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the applicable trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default under such indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowing);

(3) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than such indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(4) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the applicable indenture; and

(5) the Company has delivered irrevocable instructions to the applicable trustee to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver to the applicable trustee (a) an officers’ certificate, stating that all conditions precedent set forth in clauses (1) through (5) above have been satisfied and (b) an opinion of counsel, stating that all conditions precedent set forth in clauses (3) and (5) above have been satisfied.

Governing Law

New York law governs the indentures, the notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement.

Trustee

Wells Fargo Bank, National Association acts as trustee under the first priority indenture and collateral agent for both tranches of the notes, and Wilmington Trust, National Association acts trustee under the second priority indenture.

If an Event of Default occurs under the first priority indenture or the second priority indenture and is continuing, the applicable trustee is required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. Each trustee is obligated to exercise any of its powers under the applicable indenture at the request of any of the Holders only after those Holders have offered the applicable trustee satisfactory indemnity or security against any loss, liability or expense.

Each indenture contains limitations on the right of the applicable trustee, if it becomes our creditor or a creditor of any Guarantor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. Each trustee is permitted to engage in other transactions with the Company or any Guarantor; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate that conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.

Book-Entry, Delivery and Form

The new notes of each tranche initially will be represented by one or more global notes in registered form without interest coupons (collectively, the “Global Notes”).

The Global Notes will be deposited upon issuance with the applicable trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.

Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agents with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC.

Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the indentures for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indentures. Under the terms of the indentures, the Company, the Guarantors and the applicable trustee and their respective agents will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Guarantors, the trustees nor any agent of the Company, any Guarantor or the trustees has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless

DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustees or the Company. Neither the Company, the Guarantors nor the trustees will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company, the Guarantors and the trustees may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the Guarantors, the trustees or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 90 days;

(2) the Company, at its option but subject to DTC’s requirements, notifies the applicable trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing an Event of Default and DTC notifies the applicable trustee of its decision to exchange such Global Note for Certificated Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. If a Holder has given wire instructions to the Company, the Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes. All other payments on the notes will be made at the office or agency of the paying agent and registrar indicated under “—Methods of Receiving Payments on the Notes,” unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. The notes represented by the Global Notes are eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indentures. Reference is made to the indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“5.5% Convertible Notes” means the 5.5% Convertible Senior Notes due 2016 issued by the Company, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

“11.5% Convertible Bonds” means the 11.5% Guaranteed Convertible Bonds due 2014 (extended to 2016) issued by Endeavor Energy Luxembourg S.a.r.l. and guaranteed by the Company, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

“12% Senior Subordinated Notes” means the former 12% Senior Subordinated Notes Due 2014 issued by the Company, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

“15% Term Loan” means the former Credit Agreement dated as of August 16, 2010 among the Company, EEUK and Cyan Partners, LP, an affiliate of Cyan Capital Markets LLC, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Additional Assets” means:

(1) any properties or assets used or useful in the Oil and Gas Business, other than Indebtedness or Capital Stock;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or any of its Restricted Subsidiaries; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

“Additional Priority Debt” means (a) any first priority notes in addition to the initial first priority notes issued in the offering described in this offering memorandum that would result in an increase in the aggregate outstanding principal amount of first priority notes or (b) any second priority notes in addition to the initial second priority notes issued in the offering described in this offering memorandum that would result in an increase in the aggregate outstanding principal amount of second priority notes.

“Adjusted Consolidated Net Tangible Assets” of a specified Person means (without duplication), as of the date of determination, the remainder of:

(1) the sum of:

(a) discounted future net revenue from proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal or other income taxes, as estimated by such Person in a reserve report prepared as of the end of the fiscal year of such Person for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenue from:

(i) estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such reserve report, which reserves were not reflected in such reserve report, and

(ii) estimated crude oil and natural gas reserves of such Person and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenue attributable to:

(A) estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

(B) reductions in the estimated crude oil and natural gas reserves of such Person and its Restricted Subsidiaries reflected in such reserve report since the date of such reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in the case of clauses (A) and (B) calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report);

provided, however, that, in the case of each of the determinations made pursuant to clauses (i), (ii), (A) and (B) above, such increases and decreases shall be estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(b) the capitalized costs that are attributable to crude oil and natural gas properties of such Person and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributable, based on such Person’s books and records as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements;

(c) the Net Working Capital of such Person as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements; and

(d) the greater of (i) the net book value of other tangible assets of such Person and its Restricted Subsidiaries as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements, and (ii) the appraised value, as estimated by independent appraisers, of other tangible assets of such Person and its Restricted Subsidiaries as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements (provided that such Person shall not be required to obtain such an appraisal of such assets solely for the purpose of determining this value);

minus

(2) the sum of:

(a) Minority Interests;

(b) to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net natural gas balancing liabilities of such Person and its Restricted Subsidiaries reflected in such Person’s latest audited financial statements;

(c) to the extent included in clause (1)(a) above, the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(d) to the extent included in clause (1)(a) above, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of such Person and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(e) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenue specified in clause (1)(a) above (utilizing the prices utilized in such Person’s year end reserve report), would be necessary to satisfy fully the obligations of such Person and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” of the Company will continue to be calculated as if the Company were still using the full cost method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Alba Acquisition” means the completion of the acquisition of the Alba Interest (as such term is defined in the North Sea Acquisition Agreement), in accordance with the terms of the North Sea Acquisition Agreement and the terms described in this offering memorandum, without amendment, modification or waiver, except as the Board of Directors of the Company shall determine in good faith shall not materially impair the benefits to the Company and the Holders of the acquisition of the Alba Interest.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any properties or assets (including by way of a Production Payment, Sale Leaseback Transaction, Production Payments and Reserve Sales or mergers, consolidations or otherwise) (other than a Collateral Disposition); provided, however, that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will not be an “Asset Sale,” but will be governed by the provisions of the applicable indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant;

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary and other than a Collateral Disposition); and

(3) any Collateral Disposition.

Notwithstanding the preceding clause (1) or (2), the following items will not be deemed to be Asset Sales under such clause (1) or (2):

(1) any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than the greater of (i) $5 million and (ii) 0.5% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such transaction;

(2) a disposition of assets between or among any of the Company and its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) any disposition, abandonment, relinquishment or expiration of equipment, inventory, products, accounts receivable or other similar properties or similar assets in the ordinary course of business (excluding, for the avoidance of doubt, Production Payments and Reserve Sales);

(5) the disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business;

(6) a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment (or a disposition that would constitute a Restricted Payment but for the exclusion from the definition thereof);

(7) the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by the Company or any of its Restricted Subsidiaries in the ordinary course of business or in exchange for crude oil and natural gas properties or interests owned or held by another Person;

(8) (i) any trade or exchange by the Company or any of its Restricted Subsidiaries of Hydrocarbon properties or other properties or assets for Hydrocarbon properties or other properties or assets owned or held by one or more other Persons, and (ii) any transfer or sale of assets, or lease, assignment or sublease of any real or personal property, (A) in exchange for services (including in connection with any outsourcing arrangements) related to the exploration, development, completion or production (and related activities) of properties of the Company or any Restricted Subsidiary, (B) in exchange for such transferee, lessee or assignee (or an Affiliate thereof) agreeing to pay all or a portion of the costs and expenses related to the exploration, development, completion or production (and related activities) of properties of the Company or any Restricted Subsidiary or (C) in exchange for properties or assets satisfying the requirements of clause (i) of this clause (8) ((A) and (B) being referred to herein as a “carry”); provided that the Fair Market Value of the properties or assets traded, exchanged, transferred, sold, leased, assigned or subleased by the Company or such Restricted Subsidiary is equal to or less than the Fair Market Value of the properties, assets or carry (together with any cash and Cash Equivalents) agreed by such other Persons to be transferred, provided or paid to or on behalf of the Company or such Restricted Subsidiary, and provided further that any cash or Cash Equivalents received must be applied in accordance with the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(9) the creation or perfection of a Lien (but not (i) except to the extent contemplated in clause

(10) below, the sale or other disposition of the properties or assets subject to such Lien or (ii) Production Payments and Reserve Sales);

(10) the creation or perfection of a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien (but in each case excluding Production Payments and Reserve Sales);

(11) a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12) the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property;

(13) any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary), shall have been created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(14) any sale or other disposition of Equity Interests in an Unrestricted Subsidiary; and

(15) the sale or other disposition (whether or not in the ordinary course of business) of oil and gas properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves, and provided further that the sale or other disposition is for not less than the Fair Market Value of such oil and gas properties.

“Attributable Debt” in respect of a Sale Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; and

(2) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the applicable trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas or in New York, New York or any other place of payment are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(3) certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a credit rating of “A” or better from either S&P or Moody’s;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like; or

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Collateral” means all of the assets and properties subject to the Liens created by the Security Documents.

“Collateral Disposition” means any sale, transfer or other disposition to the extent involving assets or other rights or property that constitute Collateral under the Security Documents. In addition, (i) the sale or issuance of Equity Interests in a Restricted Subsidiary that owns Collateral such that it thereafter is no longer a Restricted Subsidiary shall be deemed to be a Collateral Disposition of the Collateral owned by such Restricted Subsidiary and (ii) any principal repayment, redemption or other principal payment in respect of, or the forgiveness of any, outstanding principal on the EEUK Loan shall be deemed to be a Collateral Disposition in an amount equal to

(a) the extent to which the outstanding principal is reduced below $300 million, if immediately prior to any such principal payment the outstanding principal amount of the EEUK Loan is greater than or equal to $300 million or

(b) the extent to which principal of the EEUK Loan is reduced, if immediately prior to such principal payment the outstanding principal amount of the EEUK Loan is less than $300 million.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; and minus

(6) to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments;

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding sentence, clauses (1) through (4) relating to amounts of a Restricted Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1) through (4) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the referent Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or the holders of its Capital Stock.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and before any reduction in respect of non-cash preferred stock dividends of such Person, provided that:

(1) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the net income (but not loss) of any Restricted Subsidiary of the Company will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any Sale Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(5) any asset impairment writedowns on oil and gas properties under GAAP or SEC guidelines will be excluded;

(6) unrealized non-cash losses and gains under Hedging Contracts included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC Topic 815, “Derivatives and Hedging,” will be excluded;

(7) any non-cash charges relating to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded;

(8) items classified as extraordinary or nonrecurring gains and losses (less all fees and expenses related thereto) and the related tax effects, in each case according to GAAP, will be excluded; and

(9) income resulting from transfers of assets (other than cash) between such Person or any of its Restricted Subsidiaries, on the one hand, and an Unrestricted Subsidiary of such Person, on the other hand, will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of the applicable indenture; or

(2) was nominated for election or elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination, election or appointment.

“Credit Facilities” means one or more debt facilities, commercial paper facilities or Debt Issuances (including, without limitation, the Letter of Credit Facility), in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, except that the 15% Term Loan shall not be considered a Credit Facility.

“Debt Issuance” means one or more issuances after the date of the applicable indenture of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness of $5.0 million.

“Discharge of First Priority Notes Obligations” means the first date on which all First Priority Notes Obligations have been repaid in full in cash (other than contingent indemnification obligations not yet due and payable).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount (or principal amount) of Disqualified Stock deemed to be outstanding at any time for purposes of the applicable indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia, except for each of Endeavour Energy North Sea L.P. and Endeavour Energy North Sea LLC, until the earlier to occur of the following events, upon which such Subsidiaries will become Domestic Subsidiaries: (i) the date on which such Subsidiary is no longer a Subsidiary of any other Foreign Subsidiary of the Company and (ii) 30 days following the expiration of the Escrow Period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the date of the applicable indenture.

“Exchange Notes” means the notes issued in an Exchange Offer pursuant to the applicable indenture. “Exchange Offer” has the meaning set forth for such term in the applicable registration rights agreement.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of the applicable indenture, including the 5.5% Convertible Notes, the 12% Senior Subordinated Notes and the 11.5% Convertible Bonds, until such amounts are repaid, except that any Indebtedness incurred under a Credit Facility outstanding on the date of the applicable indenture shall not be considered Existing Indebtedness nor to have been incurred under the first paragraph of the covenant entitled “Incurrence of Indebtedness and Issuance of Preferred Stock” and shall be considered to have been incurred under clause (1) of the definition of “Permitted Debt” thereunder and (ii) Indebtedness with respect to the 15% Term Loan shall not be considered Existing Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an unaffiliated informed and willing buyer under no compulsion to buy, determined on the date of contractually agreeing to such sale, or in circumstances in which the Company or a Restricted Subsidiary grants a third party the right to purchase an asset, the date of such grant. Fair Market Value will be determined in good faith by the Board of Directors of the Company in the case of amounts of $20.0 million or more and otherwise by the principal financial or accounting officer of the Company acting in good faith.

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary the Equity Interests in which are owned directly by (a) the Company or (b) a Domestic Subsidiary that is not a direct or indirect Subsidiary of a Foreign Subsidiary.

“First Priority Notes Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company or any Guarantor arising under the first priority indenture, the first priority notes, any additional first priority notes issued under the first priority indenture, any guarantees thereof, the First Priority Security Documents and the Intercreditor Agreement, whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Guarantor of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“First Priority Notes Secured Parties” means, collectively, the first priority trustee, the first priority collateral agent, the Holders of the first priority notes and the holders of any future First Priority Notes Obligations and their respective successors and assigns.

“First Priority Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust and other agreements, documents and instruments executed and delivered by the Company, a Guarantor or any other obligor under the notes creating (or purporting to create) a Lien securing First Priority Notes Obligations or under which rights or remedies with respect to such Liens are governed, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used or useful in the Oil and Gas Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including in each case any related financing transactions and increases in ownership of Restricted Subsidiaries, during the applicable four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and the Consolidated Cash Flow for such reference period will be calculated giving pro forma effect to any expense and cost reductions or operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Company and in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any obligations arising under any Hedging Contract applicable to such Indebtedness if such Hedging Contract has a remaining term as at the Calculation Date in excess of 12 months, but if the remaining term of such Hedging Contract is less than 12 months, then it shall only be taken into account for that portion of the period equal to the remaining term thereof).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication,

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness; but including, without limitation, (a) amortization of debt issuance costs and accretion and amortization of original issue discount (except with respect to any 11.5% Convertible Bonds outstanding on the date of the applicable indenture), (b) non-cash interest payments, (c) the interest component of any deferred payment obligations (other than that attributable to any commodity Hedging Contract), (d) the interest component of all payments associated with Capital Lease Obligations, (e) imputed interest with respect to Attributable Debt and (f) commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4) all dividends on any Disqualified Stock of such Person or any Disqualified Stock or series of preferred securities of any of its Restricted Subsidiaries, whether paid or accrued and whether or not in cash, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company,

in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States, which are in effect on the date of the applicable indenture.

The term “guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). When used as a verb, “guarantee” has a correlative meaning.

“Guarantors” means each of:

(1) the Restricted Subsidiaries of the Company executing the applicable indenture as initial Guarantors; and

(2) any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of the applicable indenture;

and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person is released in accordance with the provisions of the applicable indenture.

“Hedging Contracts” means, with respect to any specified Person:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates, or to otherwise reduce the cost of borrowing of such Person or any of such Restricted Subsidiaries, with respect to Indebtedness incurred;

(2) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates;

(3) any commodity futures contract, commodity swap, commodity option, commodity forward sale or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(4) other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates;

in each case entered into only in the normal course of business and not for speculative purposes.

“Holder” means a Person in whose name a note is registered.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person:

(1) any indebtedness of such Person, whether or not contingent in respect of borrowed money;

(2) all obligations evidenced by bonds, notes, debentures or similar instruments;

(3) all obligations in respect of bankers’ acceptances or letters of credit (including reimbursement obligations in respect thereof, except to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such obligation (which shall be deemed to be the principal amount thereof) is satisfied within five Business Days of payment on such letter of credit);

(4) all Capital Lease Obligations or Attributable Debt in respect of Sale Leaseback Transactions;

(5) all obligations representing the balance deferred and unpaid of the purchase price of any property (other than (i) property purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business, (ii) obligations payable solely in Capital Stock that is not Disqualified Stock and (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller);

(6) all obligations under Hedging Contracts; and

(7) with respect to Production Payments, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment, if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of other Persons secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person (provided that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person), and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

Furthermore, notwithstanding the foregoing, the following shall not constitute or be deemed “Indebtedness”:

(i) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(ii) any obligation of a Person in respect of the balance deferred and unpaid of the purchase price of any property in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, development, completion or other expenses of an exploratory or development well or program (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well or program, in exchange for an ownership interest in an oil or gas property;

(iii) any obligations arising from agreements of a Person providing for indemnification, guarantees, adjustment of purchase price, holdbacks, contingent payment obligations based on a final financial statement or performance of acquired or disposed of assets or similar obligations (other than guarantees of Indebtedness), in each case, incurred or assumed by such Person in connection with the acquisition or disposition of assets (including through mergers, consolidations or otherwise); and

(iv) subject to clause (7) above, any Dollar-Denominated Production Payments or Volumetric Production Payments.

The amount (or principal amount) of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and

(3) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S & P (or an equivalent rating by another nationally recognized rating agency if either of the two named rating agencies ceases publishing ratings of investments for reasons outside the control of the Company).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans, advances or extensions of credit (including guarantees or similar arrangements, but excluding (1) commission, travel and similar advances to officers, directors, employees and consultants made in the ordinary course of business and (2) advances to customers or suppliers in the ordinary course of business that are recorded in accordance with GAAP as accounts receivable on the balance sheet of the lender), or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in a crude oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the applicable indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value or write-ups, writedowns or write-offs with respect to such Investment.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

“Letter of Credit Facility” means that certain Letter of Credit Facility Agreement dated as of July 25, 2011 among the Company, EEUK, the Subsidiaries of the Company party thereto and Commonwealth Bank of Australia.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Make Whole Premium” means, with respect to a note at any time, the greater of (1) 1.0% of the principal amount of such note and (2) the excess, if any, of (a) the present value at such time of (i) the redemption price of such note at March 1, 2015 (such redemption price being set forth in the table appearing under the caption “—Optional Redemption”), plus (ii) any required interest payments due on such note through March 1, 2015 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate at such time plus 50 basis points, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such note.

“Material Domestic Subsidiary” means any Domestic Subsidiary that is not a Guarantor whose total assets exceed $2.0 million as reflected in the latest consolidated balance sheet of the Company prepared in accordance with GAAP.

“Measurement Date” means April 1, 2012.

“Minority Interest” means the percentage interest represented by any Capital Stock of a Restricted Subsidiary of the Company that is not owned by the Company or a Restricted Subsidiary of the Company.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, title and recording tax expenses and sales commissions, and any relocation and severance expenses and charges of personnel incurred as a result of the Asset Sale,

(2) taxes paid or payable or required to be accrued as a liability under GAAP as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the assets that were the subject of such Asset Sale, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale,

(4) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or Joint Ventures as a result of such Asset Sale, and

(5) any appropriate amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of business, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC Topic 815, “Derivatives and Hedging”).

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) the explicit terms of which provide there is no recourse against any of the property or assets of the Company or its Restricted Subsidiaries.

For purposes of determining compliance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” above, in the event that any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

“North Sea Acquisition Agreement” means the Sale and Purchase Agreement dated as of December 23, 2011 relating to certain North Sea licenses and associated assets among ConocoPhillips (U.K.) Limited, ConocoPhillips Petroleum Limited and ConocoPhillips (U.K.) Lambda Limited, as sellers, and EEUK, as buyer.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Oil and Gas Business” means:

(1) the acquisition, exploration, development, production, operation and disposition of interests in crude oil, natural gas and other Hydrocarbon properties;

(2) the gathering, marketing, treating, processing, refining, storage, distribution, selling and transporting of any production from such interests or properties;

(3) any business relating to exploration for or development, production, treatment, processing, refining, storage, transportation or marketing of, crude oil, natural gas and other Hydrocarbons and products produced in association therewith; and

(4) any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) through (3) of this definition.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time

(a) such Person became a Restricted Subsidiary of the Company,

(b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, or

(c) properties or assets of such Person were acquired by the Company or any of its Restricted Subsidiaries and such Indebtedness was assumed in connection therewith (excluding any such Indebtedness that is repaid contemporaneously with such event), provided that on the date such Person became a Restricted Subsidiary of the Company or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, or on the date of such asset acquisition, as applicable, either

(1) immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Restricted Subsidiary, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(2) immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including investments or expenditures for actively exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting Hydrocarbons through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1) direct or indirect ownership of crude oil, natural gas, other related Hydrocarbon properties or any interest therein, gathering, transportation, processing, storage or related systems, or ancillary real property interests and interests therein; and

(2) the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations and publicly traded limited partnerships.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in compromise or resolution of, or upon satisfaction of judgments with respect to, (a) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes (including pursuant to any bankruptcy or insolvency proceedings) with Persons who are not Affiliates;

(7) Hedging Contracts permitted under the applicable indenture;

(8) guarantees by the Company or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any Restricted Subsidiary of the Company in the ordinary course of business or otherwise customary in the Oil and Gas Business;

(9) Permitted Business Investments (including any Permitted Business Investment made as the result of the receipt of non-cash consideration pursuant to clause (8) of the items deemed not to be Asset Sales under the definition of “Asset Sale”);

(10) Investments that are in existence on the date of the applicable indenture;

(11) bid, performance, surety and similar bonds (other than with respect to Indebtedness) and lease, utility, tax and workers’ compensation, performance and other similar deposits and prepaid expenses made in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(12) loans or advances to officers, directors, employees or consultants made in the ordinary course of business or otherwise customary in the Oil and Gas Business and otherwise in compliance with the covenant “—Certain Covenants—Transactions with Affiliates”;

(13) Investments of a Restricted Subsidiary acquired after the date of the applicable indenture or of any entity merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of Assets” to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(14) Investments received as a result of a foreclosure by, or other transfer of title to, the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(15) repurchases of or other Investments in the first priority notes; and

(16) other Investments (but excluding, in the case of the first priority indenture only, repurchases of or other Investments in the second priority notes or Specified Junior Debt Issuances) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed the greater of $35 million and 3.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined at the time of such Investment (after giving effect to any dividends, interest payments, return of capital and subsequent reduction in the amount of any Investment made pursuant to this clause as a result of the repayment or other disposition thereof, in an amount not to exceed the amount of such Investments previously made pursuant to this clause); provided, however, that if any Investment pursuant to this clause (16) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (16) for so long as such Person continues to be a Restricted Subsidiary;

provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment to one or more of the above clauses (1) through (16) so that the entire Investment would be a Permitted Investment.

“Permitted Liens” means:

(1) Liens securing any Indebtedness under any of the Credit Facilities incurred under clause (1) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(2) Liens in favor of the Company or the Guarantors;

(3) Liens on any asset or property (including Capital Stock) of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any properties or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on any asset or property existing at the time of acquisition of the asset or property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to other assets or properties of the Company or any Restricted Subsidiary (other than any asset or property affixed or appurtenant thereto);

(5) any interest or title of a lessor to the property subject to a Capital Lease Obligation;

(6) Liens on any asset or property acquired, constructed or improved by the Company or any of its Restricted Subsidiaries in the ordinary course of business; provided that (a) such Liens are in favor of the seller of such asset or property, in favor of the Person or Persons developing, constructing, repairing or improving such asset or property, or in favor of the Person or Persons that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) such Liens are created within 180 days after the acquisition, development, construction, repair or improvement, (c) the aggregate principal amount of the Indebtedness secured by such Liens is otherwise permitted to be incurred under the applicable indenture and does not exceed the greater of (i) the cost of the asset or property so acquired, constructed or improved plus related financing costs and (ii) the Fair Market Value of the asset or property so acquired, constructed or improved, measured at the date of such acquisition, or the date of completion of such construction or improvement, and (d) such Liens are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto, upgrades thereof and improvements thereto);

(7) Liens existing on the date of the applicable indenture, other than Liens securing (a) any Credit Facilities or (b) the 15% Term Loan;

(8) Liens to secure the performance of tenders, bids, statutory obligations, appeal bonds, government contracts, bid, performance, surety or similar bonds or other obligations of a like nature incurred in the ordinary course of business;

(9) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt of such Unrestricted Subsidiary or Joint Venture;

(10) Liens in respect of Production Payments and Reserve Sales that are limited to the property subject to such Production Payments and Reserve Sales;

(11) Liens arising under oil and gas leases, overriding royalty interest agreements, operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization and pooling declarations and agreements, area of mutual interest agreements, land purchase option arrangements, participation and development agreements, joint operating agreements, and other agreements (including, without limitation, options, put and call arrangements, rights of first offer, rights of first refusal, preferential rights, restrictions on dispositions and the like and those of the type described in the definition of “Permitted Business Investments”) arising in the ordinary course of business of the Company and its Restricted Subsidiaries or that are customary in the Oil and Gas Business;

(12) Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(13) Liens securing Obligations of the Company or the Guarantors under the notes or the Subsidiary Guarantees, as the case may be, and Liens securing other obligations of the Company or the Guarantors under the applicable indentures;

(14) Liens to secure payment and performance of Hedging Contracts of the Company or any of its Restricted Subsidiaries;

(15) any attachment or judgment Lien that does not constitute an Event of Default;

(16) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any of its Restricted Subsidiaries;

(17) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any of its Restricted Subsidiaries to provide collateral to the depositary institution;

(18) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(19) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(20) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under “—Certain Covenants—Restricted Payments”;

(21) Liens arising from royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, reversionary interests, production payments, preferential rights of purchase, working interests and other similar interests in Hydrocarbons, all as ordinarily exist with respect to properties and assets of the Company and its Restricted Subsidiaries or otherwise as are customary in the Oil and Gas Business;

(22) Liens incurred in the ordinary course of business of the Company or any Guarantor, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (22) does not exceed the greater of $25 million and 2.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;

(23) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the applicable indenture and incurred to refinance Indebtedness that was previously so secured other than Indebtedness referred to in clause (1) above, provided that any such Lien is limited to all or part of the same assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of assets that is the security for a Permitted Lien hereunder; and

(24) Liens formerly securing Indebtedness under the 15% Term Loan, which was repaid with the proceeds from the initial offering of the old notes.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company incurred or issued in exchange for, or the net proceeds of which shall be used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or any Disqualified Stock of the Company (the “Refinanced Indebtedness”), provided that:

(1) the principal amount, or in the case of Disqualified Stock, the amount thereof as determined in accordance with the definition of Disqualified Stock, of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Refinanced Indebtedness (plus all accrued (including, for the purposes of defeasance, future accrued) and unpaid interest on, or accrued and unpaid dividends on, the Refinanced Indebtedness, as the case may be, and the amount of all fees, expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as applicable, later than or equal to the shorter of (A) 91 days following the Stated Maturity of the notes or (B) the final maturity date or redemption date, as applicable, of, the Refinanced Indebtedness;

(3) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred equal to or greater than the shorter of (A) the Weighted

Average Life to Maturity of the Refinanced Indebtedness and (B) the Weighted Average Life to Maturity that would result if all payments of principal on the Refinanced Indebtedness that were due on or after the date that is 91 days following the last maturity date of any notes then outstanding were instead due on such date;

(4) if (a) the Refinanced Indebtedness (excluding the second priority notes) is contractually subordinated or otherwise junior in right of payment to the first priority notes or the Subsidiary Guarantees related thereto or (b) the Refinanced Indebtedness is contractually subordinated or otherwise junior in right of payment to the second priority notes or the Subsidiary Guarantees related thereto, such Permitted Refinancing Indebtedness is contractually subordinated or otherwise junior in right of payment to such notes or such Subsidiary Guarantees on terms at least as favorable to the Holders of such notes as those contained in the documentation governing the Refinanced Indebtedness;

(5) such Permitted Refinancing Indebtedness is not incurred (other than by way of a guarantee) by a non-Guarantor Restricted Subsidiary of the Company if the Company or a Guarantor is the issuer or other obligor on the Refinanced Indebtedness; and

(6) except as otherwise provided in clause (3) of the second paragraph under the caption “Certain Covenants—Restricted Payments,” the proceeds of the Permitted Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable, defeasable or dischargeable, as the case may be, at the option of the obligor thereof or is redeemable or prepayable or may be defeased or discharged only with notice, in which case, such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable, prepayable or subject to defeasance or discharge, as the case may be, or such notice period lapses and then shall be used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be extended, refinanced, renewed, replaced, defeased, discharged, refunded or otherwise retired within 60 days of the incurrence of the Refinancing Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or other entity.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

“Rating Agency” means each of S&P and Moody’s or if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a Board Resolution) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Reporting Default” means a Default described in clause (4) under “—Events of Default and Remedies.”

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Second Priority Notes Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company or any Guarantor arising under the second priority indenture, the second priority notes, any additional second priority notes issued under the second priority indenture, any guarantees thereof, the Second Priority Security Documents and the Intercreditor Agreement, whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Guarantor of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Second Priority Notes Secured Parties” means, collectively, the second priority trustee, the second priority collateral agent, the Holders of the second priority notes and the holders of any future Second Priority Notes Obligations and their respective successors and assigns.

“Second Priority Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust and other agreements, documents and instruments executed and delivered by the Company, a Guarantor or any other obligor under the notes creating (or purporting to create) a Lien securing Second Priority Notes Obligations or under which rights or remedies with respect to such Liens are governed, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Security Documents” means the First Priority Security Documents and the Second Priority Security Documents.

“Senior Debt” means

(1) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all obligations under Hedging Contracts with respect thereto;

(2) the notes and any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of the applicable indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2). Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a) any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates; or

(b) any Indebtedness that is incurred in violation of the applicable indenture.

For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Company or any of its Restricted Subsidiaries.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the applicable indenture.

“Specified Additional First Priority Notes” means, for so long as any second priority notes are outstanding, any first priority notes in addition to the initial first priority notes issued in the offering described in this offering memorandum that would result in an increase in the aggregate outstanding principal amount of first priority notes.

“Specified Asset Sale Proceeds” means aggregate Net Proceeds from Asset Sales in the form of any Production Payments and Reserve Sales and Sale Leaseback Transactions.

“Specified Junior Debt Issuances” means any senior unsecured Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Subsidiary Guarantee” means the joint and several guarantee pursuant to the applicable indenture by a Guarantor of the Company’s Obligations under the applicable indenture and on the notes.

“Treasury Rate” means, as of any redemption date, the weekly average yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 1, 2015; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to March 1, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) on or prior to such redemption date file with the applicable trustee an officers’ certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or investment therein), other than any Guarantor owning Collateral, that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless (a) the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and (b) to the extent that clause (a) is not satisfied, the excess value of such agreement, contract, arrangement or understanding shall be deemed a Restricted Payment;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such guarantee or credit support would be released upon such designation;

(5) does not (and none of its Subsidiaries) own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(6) either alone or in the aggregate with all other Unrestricted Subsidiaries, does not own or operate all or substantially all of the properties, assets or business of the Company and its Subsidiaries;

provided, however, that items (1) through (6) shall not be deemed to prevent Permitted Investments in Unrestricted Subsidiaries that are otherwise allowed under the applicable indenture or to prevent an Unrestricted Subsidiary from providing a guarantee of the notes.

Any Subsidiary of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the applicable trustee by filing with the applicable trustee a Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments” as described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.” In the case of any designation by the Company of a Person as an Unrestricted Subsidiary on the first day that such Person is a Subsidiary of the Company in accordance with the provisions of the applicable indenture, such designation shall be deemed to have occurred for all purposes of the applicable indenture simultaneously with, and automatically upon, such Person becoming a Subsidiary. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the applicable indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding aggregate principal amount of such Indebtedness or Disqualified Stock.

PLAN OF DISTRIBUTION

You may transfer new notes issued under the applicable exchange offer in exchange for old notes of the relevant tranche if:

•	you acquire the new notes in the ordinary course of your business;

•

you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

Each broker-dealer that receives new notes for its own account pursuant to the applicable exchange offer in exchange for old notes of the relevant tranche that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes of the relevant tranche, where such old notes were acquired as a result of market-making activities or other trading activities.

If you wish to exchange new notes for your old notes of the relevant tranche in the applicable exchange offer, you will be required to make representations to us as described in “Exchange Offers—Purpose and Effect of the Exchange Offers” and “—Procedures for Tendering—Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes of the relevant tranche that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in any of the following ways:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to the applicable exchange offer in exchange for old notes of the relevant tranche that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agree to amend or supplement this prospectus during such period, if so requested, in order to expedite or facilitate the disposition of any new notes by broker-dealers.

We have agreed to pay all expenses incident to the exchange offers other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax considerations described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for new notes of the relevant tranche, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

We believe that the exchange of old notes for new notes of the relevant tranche will not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note of the relevant tranche in the applicable exchange, and the holder’s tax basis and holding period in the new note will be the same as its tax basis and holding period in the corresponding old note immediately before the applicable exchange.

LEGAL MATTERS

The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of Endeavour International Corporation as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG’s audit report covering the December 31, 2011 and 2010 financial statements refers to a change in the reserve estimates and related disclosures as a result of adopting new oil and gas reserve estimation and disclosure requirements.

On April 9, 2012, the Audit Committee of the Board of Directors of the Company approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and approved the dismissal of the Company’s prior independent registered public accounting firm, KPMG. The Company notified KPMG of its dismissal on April 9, 2012.

The consolidated financial statements of Endeavour International Holding B.V. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG’s audit report covering the December 31, 2011 and 2010 financial statements refers to a change in the reserve estimates and related disclosures as a result of adopting new oil and gas reserve estimation and disclosure requirements.

The consolidated financial statements of Endeavour Energy UK Limited as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG’s audit report covering the December 31, 2011 and 2010 financial statements refers to a change in the reserve estimates and related disclosures as a result of adopting new oil and gas reserve estimation and disclosure requirements.

The statement of revenues and direct operating expenses of the Alba field portion of the North Sea Acquisition for each of the three years ended December 31, 2011, appearing in Endeavour International Corporation’s Current Report on Form 8-K/A dated June 8, 2012, have been audited by Ernst & Young LLP (Aberdeen, Scotland), independent auditors, as stated in their report thereon, incorporated by reference herein. The statement of revenues and direct operating expenses referred to above is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Certain information included or incorporated by reference in this offering circular regarding estimated quantities of oil and gas reserves owned by us or attributable to the properties we have acquired or expect to acquire in the COP Acquisition is based on estimates of the reserves prepared by or audited by Netherland, Sewell & Associates, Inc., independent petroleum engineers, and all such information has been so incorporated in reliance on the authority of that firm as experts regarding the matters contained in their report.

LETTER OF TRANSMITTAL

TO TENDER

OLD 12% FIRST PRIORITY NOTES DUE 2018

OF

ENDEAVOUR INTERNATIONAL CORPORATION

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED                     ,

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON                     ,          (THE “EXPIRATION DATE”), UNLESS EXTENDED BY THE ISSUER.

The Exchange Agent for the Exchange Offer is:

By Registered & Certified Mail:	By Regular Mail or Overnight Carrier:	In Person by Hand Only:

WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	WELLS FARGO BANK, N.A. 12th Floor – Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55402

By Facsimile (for Eligible Institutions only):

(612) 667-6282

For Information or Confirmation by

Telephone:

(800) 344-5128

If you wish to exchange old 12% First Priority Notes due 2018 for an equal aggregate principal amount at maturity of new 12% First Priority Notes due 2018 pursuant to the exchange offer, you must validly tender (and not withdraw) old notes to the exchange agent prior to the expiration date.

The Prospectus, dated                     ,          (the “Prospectus”), of Endeavour International Corporation (the “Issuer”), and this Letter of Transmittal (the “Letter of Transmittal”), together describe the Issuer’s offer (the “Exchange Offer”) to exchange its issued and outstanding 12% First Priority Notes due 2018 (the “old notes”) for a like principal amount of its 12% First Priority Notes due 2018 (the “new notes”) that have been registered under the Securities Act of 1933 (the “Securities Act”). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Issuer shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the exchange agent for its acceptance. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your old notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

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PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

1. By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of old notes.

2. You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuer as to the terms and conditions set forth in the Prospectus.

3. By tendering old notes in the Exchange Offer, you acknowledge that such Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

4. By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a) the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not you are the holder;

(b) you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(c) you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuer; and

(d) if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreements (as defined below), elect to have your old notes registered in the shelf registration statement described in (i) the Registration Rights Agreement, dated as of February 23, 2012 relating to the initial first priority notes or (ii) the Registration Rights Agreement dated October 15, 2012 relating to the additional first priority notes. Such election may be made by notifying the Issuer in writing at 811 Main Street, Suite 2100 Houston, TX 77002; Attn: William L. Transier. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuer, the guarantors, and their respective directors, each of the officers of the Issuer and the guarantors who signs such shelf registration statement, and each person who controls the Issuer or any of the guarantors, within the meaning of either the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”), and the respective officers, directors, partners, employees, representatives and agents of each such person, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such

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indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreements, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Rights Agreements is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreements.

5. If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

6. If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

7. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy, and legal and personal representatives.

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INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer, as well as an agent’s message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 11:59 p.m., New York City time, on the Expiration Date.

2.	Partial Tenders

Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.	Validity of Tenders

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.	Waiver of Conditions

The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.	Requests for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.	Withdrawal

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offers—Withdrawal of Tenders.”

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8.	No Guarantee of Late Delivery

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

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LETTER OF TRANSMITTAL

TO TENDER

OLD 12% SECOND PRIORITY NOTES DUE 2018

OF

ENDEAVOUR INTERNATIONAL CORPORATION

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED                     ,

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON                     , (THE “EXPIRATION DATE”), UNLESS EXTENDED BY THE ISSUER.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

Corporate Trust Operations

MAC N9303-121

Sixth & Marquette Avenue

Minneapolis, MN 55479

(800) 344-5128

(612) 667-6282 (fax)

If you wish to exchange old 12% Second Priority Notes due 2018 for an equal aggregate principal amount at maturity of new 12% Second Priority Notes due 2018 pursuant to the exchange offer, you must validly tender (and not withdraw) old notes to the exchange agent prior to the expiration date.

The Prospectus, dated                     ,          (the “Prospectus”), of Endeavour International Corporation (the “Issuer”), and this Letter of Transmittal (the “Letter of Transmittal”) together describe the Issuer’s offers (the “Exchange Offer”) to exchange its issued and outstanding 12% Second Priority Notes due 2018 (the “old notes”) for a like principal amount of its 12% Second Priority Notes due 2018 (the “new notes”) that have been registered under the Securities Act of 1933 (the “Securities Act”). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Issuer shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the exchange agent for its acceptance. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your old notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

1. By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of old notes.

2. You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuer as to the terms and conditions set forth in the Prospectus.

3. By tendering old notes in the Exchange Offer, you acknowledge that such Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

4. By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a) the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not you are the holder;

(b) you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(c) you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuer; and

(d) if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of February 23, 2012 relating to the second priority notes. Such election may be made by notifying the Issuer in writing at 811 Main Street, Suite 2100 Houston, TX 77002; Attn: William L. Transier. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuer, the guarantors, and their respective directors, each of the officers of the Issuer and the guarantors who signs such shelf registration statement, and each person who controls the Issuer or any of the guarantors, within the meaning of either the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”), and the respective officers, directors, partners, employees, representatives and agents of each such person, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

5. If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

6. If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

7. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy, and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer, as well as an agent’s message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 11:59 p.m., New York City time, on the Expiration Date.

2.	Partial Tenders

Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.	Validity of Tenders

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.	Waiver of Conditions

The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.	Requests for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.	Withdrawal

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offers—Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Our Articles of Incorporation provide that no officer or director of Endeavour will be personally liable to Endeavour or its stockholders for damages for breach of fiduciary duty as a director or officer, other than (1) for acts or omissions that involve intentional misconduct, fraud or knowing violations of law or (2) the unlawful payment of a distribution. In addition, our Articles of Incorporation and bylaws provide that Endeavour will indemnify its officers and directors and advance related costs and expenses incurred by our officers and directors to the fullest extent permitted by Nevada law. In addition, Endeavour may also enter into agreements with any officer or director and may obtain insurance indemnifying officers and directors against certain liabilities incurred by them.

Nevada Revised Statutes (“NRS”) Section 78.138 provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Under NRS Section 78.7502(1), a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.751 permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation. NRS 78.751 further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise. NRS

78.752 provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Item 21.	Exhibits and Financial Statement Schedules.

(a) The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Endeavour International Corporation under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description
3.1(a)	Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on August 8, 2007, and incorporated herein by reference).

3.1(b)	Certificate of Amendment dated June 1, 2006 (Incorporated by reference to Exhibit 4.2 of our Registration Statement on Form S-3 (Commission File No. 333-139304) filed on December 13, 2006).

3.1(c)	Certificate of Amendment dated June 1, 2010 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on June 3, 2010).

3.1(d)	Amendment to Articles of Incorporation, dated November 17, 2010 (Incorporated by reference to Exhibit 3.1(d) of our Annual Report on Form 10-K (Commission File No. 001-32212) for the year ended December 31, 2010).

3.1(e)	Amendment to Amended and Restated Articles of Incorporation, dated May 24, 2012 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on May 29, 2012).

3.2(a)	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on November 6, 2006).

3.2(b)	Amendment to Amended and Restated Bylaws dated December 12, 2007 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on December 13, 2007).

3.2(c)	Amendments to the Amended and Restated Bylaws of Endeavour International Corporation effective January 14, 2013 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on January 15, 2013).

4.1	First Priority Indenture, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee and collateral agent (Incorporated by reference to Exhibit 4.5 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on February 29, 2012).

4.2	Second Priority Indenture, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as collateral agent (Incorporated by reference to Exhibit 4.5 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on February 29, 2012).

4.3	First Priority Registration Rights Agreement, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto and Citigroup Global Markets Inc., as representative of the initial purchasers named therein (Incorporated by reference to Exhibit 4.5 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on February 29, 2012).

4.4	Second Priority Registration Rights Agreement, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto and Citigroup Global Markets Inc. (Incorporated by reference to Exhibit 4.6 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on February 29, 2012).

4.5	Registration Rights Agreement, dated October 15, 2012, by and between Endeavour International Corporation and Credit Suisse Securities (USA) LLC (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on October 15, 2012).

5.1†	Opinion of Vinson & Elkins L.L.P. regarding the legality of the notes.

5.2†	Opinion of Woodburn and Wedge.

12.1†	Computation of Ratios of Earnings to Fixed Charges.

12.2†	Computation of Ratio of Earnings to Fixed Charges and Preference Securities Dividends.

23.1†	Consent of Independent Registered Public Accounting Firm KPMG LLP.

23.2†	Consent of Independent Registered Public Accounting Firm KPMG LLP.

23.3†	Consent of Independent Registered Public Accounting Firm KPMG LLP.

23.4†	Consent of Independent Auditors Ernst & Young LLP.

23.5†	Consent of Netherland, Sewell & Associates, Inc.

24.1†	Powers of Attorney (included on the signature pages to this registration statement).

25.1†	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

25.2†	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association.

(b) Financial Statement Schedules.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been incorporated by reference herein.

Item 22.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement, or any material change to such information in this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d) any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 29, 2013.

ENDEAVOUR INTERNATIONAL CORPORATION

By:	/s/ William L. Transier
William L. Transier
Chairman, Chief Executive Officer and President

ENDEAVOUR OPERATING CORPORATION

By:	/s/ William L. Transier
William L. Transier
Chief Executive Officer, President, and Director

ENDEAVOUR ENERGY NEW VENTURES INC.

By:	/s/ William L. Transier
William L. Transier
President and Director

END MANAGEMENT COMPANY

By:	/s/ William L. Transier
William L. Transier
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Transier and Stanley W. Farmer, and each of them severally his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

ENDEAVOUR INTERNATIONAL CORPORATION

Name	Title	Date

/s/ William L. Transier William L. Transier	Chairman, Chief Executive Officer and President (Principal Executive Officer and Principal Financial Officer)	January 29, 2013

/s/ Stanley W. Farmer Stanley W. Farmer	Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 29, 2013

/s/ John N. Seitz John N. Seitz	Vice Chairman	January 29, 2013

/s/ John B. Connally, III John B. Connally, III	Director	January 29, 2013

/s/ Sheldon R. Erikson Sheldon R. Erikson	Director	January 29, 2013

/s/ Charles J. Hue Williams Charles J. Hue Williams	Director	January 29, 2013

/s/ Ashok Nayyar Ashok Nayyar	Director	January 29, 2013

/s/ Nancy K. Quinn Nancy K. Quinn	Director	January 29, 2013

ENDEAVOUR OPERATING CORPORATION

Name	Title	Date

/s/ William L. Transier William L. Transier	Chief Executive Officer, President, and Director (Principal Executive Officer and Principal Financial Officer)	January 29, 2013

ENDEAVOUR ENERGY NEW VENTURES, INC.

Name	Title	Date

/s/ William L. Transier William L. Transier	President and Director (Principal Executive Officer and Principal Financial Officer)	January 29, 2013

END MANAGEMENT COMPANY

Name	Title	Date

/s/ William L. Transier William L. Transier	President and Director (Principal Executive Officer and Principal Financial Officer)	January 29, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

3.1(a)	Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on August 8, 2007, and incorporated herein by reference).

3.1(b)	Certificate of Amendment dated June 1, 2006 (Incorporated by reference to Exhibit 4.2 of our Registration Statement on Form S-3 (Commission File No. 333-139304) filed on December 13, 2006).

3.1(c)	Certificate of Amendment dated June 1, 2010 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on June 3, 2010).

3.1(d)	Amendment to Articles of Incorporation, dated November 17, 2010 (Incorporated by reference to Exhibit 3.1(d) of our Annual Report on Form 10-K (Commission File No. 001-32212) for the year ended December 31, 2010).

3.1(e)	Amendment to Amended and Restated Articles of Incorporation, dated May 24, 2012 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on May 29, 2012).

3.2(a)	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on November 6, 2006).

3.2(b)	Amendment to Amended and Restated Bylaws dated December 12, 2007 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on December 13, 2007).

3.2(c)	Amendments to the Amended and Restated Bylaws of Endeavour International Corporation effective January 14, 2013 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on January 15, 2013).

4.1	First Priority Indenture, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee and collateral agent (Incorporated by reference to Exhibit 4.5 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on February 29, 2012).

4.2	Second Priority Indenture, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as collateral agent (Incorporated by reference to Exhibit 4.5 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on February 29, 2012).

4.3	First Priority Registration Rights Agreement, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto and Citigroup Global Markets Inc., as representative of the initial purchasers named therein (Incorporated by reference to Exhibit 4.5 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on February 29, 2012).

4.4	Second Priority Registration Rights Agreement, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto and Citigroup Global Markets Inc. (Incorporated by reference to Exhibit 4.6 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on February 29, 2012).

4.5	Registration Rights Agreement, dated October 15, 2012, by and between Endeavour International Corporation and Credit Suisse Securities (USA) LLC (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on October 15, 2012).

5.1†	Opinion of Vinson & Elkins, L.L.P. regarding the legality of the notes.

5.2†	Opinion of Woodburn and Wedge.

12.1†	Computation of Ratios of Earnings to Fixed Charges.

12.2†	Computation of Ratio of Earnings to Fixed Charges and Preference Securities Dividends.

23.1†	Consent of Independent Registered Public Accounting Firm KPMG LLP.

23.2†	Consent of Independent Registered Public Accounting Firm KPMG LLP.

23.3†	Consent of Independent Registered Public Accounting Firm KPMG LLP.

23.4†	Consent of Independent Auditors Ernst & Young LLP.

23.5†	Consent of Netherland, Sewell & Associates, Inc.

24.1†	Powers of Attorney (included on the signature pages to this registration statement).

25.1†	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

25.2†	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association.

†	Filed herewith.